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                                                                   Exhibit 10.15

                                      LEASE


                                      FROM:

                          SYLVAN/ CAMPUS REALTY L.L.C.

                                     LESSOR


                                       TO:

                              THE MEDICINES COMPANY

                                     LESSEE


                                    BUILDING:

                                 8 CAMPUS DRIVE
                             PARSIPPANY, NEW JERSEY

                                TABLE OF CONTENTS

1.    DESCRIPTION:............................................................3
2.    TERM:...................................................................3
3.    BASIC RENT:.............................................................3
4.    USE AND OCCUPANCY:......................................................3
5.    CARE AND REPAIR OF PREMISES/ENVIRONMENTAL:..............................3
6.    ALTERATIONS, ADDITIONS OR IMPROVEMENTS:.................................6
7.    ACTIVITIES INCREASING FIRE INSURANCE RATES:.............................6
8.    ASSIGNMENT AND SUBLEASE:................................................6
9.    COMPLIANCE WITH RULES AND REGULATIONS:.................................10
10.   DAMAGES TO BUILDING:...................................................10
11.   EMINENT DOMAIN:........................................................10
12.   INSOLVENCY OF LESSEE:..................................................11
13.   LESSOR'S REMEDIES ON DEFAULT:..........................................11
14.   DEFICIENCY:............................................................11
15.   SUBORDINATION OF LEASE:................................................12
16.   SECURITY DEPOSIT:......................................................12
17.   RIGHT TO CURE LESSEE'S BREACH:.........................................13
18.   MECHANIC'S LIENS:......................................................13
19.   RIGHT TO INSPECT AND REPAIR:...........................................13
20.   SERVICES TO BE PROVIDED BY LESSOR/LESSOR'S EXCULPATION:................14
21.   INTERRUPTION OF SERVICES OR USE:.......................................14
22.   BUILDING STANDARD OFFICE ELECTRICAL SERVICE:...........................14
23.   ADDITIONAL RENT:.......................................................16
24.   LESSEE'S ESTOPPEL:.....................................................18
25.   HOLDOVER TENANCY:......................................................18
26.   RIGHT TO SHOW PREMISES:................................................19
27.   LESSOR'S WORK - LESSEE'S DRAWINGS:.....................................19
28.   WAIVER OF TRIAL BY JURY:...............................................19
29.   LATE CHARGE:...........................................................19
30.   LESSEE'S INSURANCE:....................................................19

                                        i
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
31.   NO OTHER REPRESENTATIONS:..............................................21
32.   QUIET ENJOYMENT:.......................................................21
33.   INDEMNITY:.............................................................21
34.   ARTICLE HEADINGS:......................................................22
35.   APPLICABILITY TO HEIRS AND ASSIGNS:....................................22
36.   OUTSIDE PARKING SPACES:................................................22
37.   LESSOR'S LIABILITY FOR LOSS OF PROPERTY:...............................22
38.   PARTIAL INVALIDITY:....................................................22
39.   LESSEE'S BROKER:.......................................................22
40.   PERSONAL LIABILITY:....................................................23
41.   NO OPTION:.............................................................23
42.   DEFINITIONS:...........................................................23
43.   LEASE COMMENCEMENT:....................................................24
44.   NOTICES:...............................................................24
45.   ACCORD AND SATISFACTION:...............................................24
46.   EFFECT OF WAIVERS:.....................................................24
47.   LEASE CONDITION:.......................................................25
48.   MORTGAGEE'S NOTICE AND OPPORTUNITY TO CURE:............................25
49.   LESSOR'S RESERVED RIGHT:...............................................25
50.   CORPORATE AUTHORITY:...................................................25
51.   AFTER-HOURS USE:.......................................................25
52.   LESSEE'S EXPANSION/RELOCATION:.........................................26
53.   BUILDING PERMIT:.......................................................26
54.   OPTION TO RENEW: ......................................................26
55.   RIGHT OF FIRST OFFER:..................................................27

                                       ii
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        LEASE, is made the 30th day of September, 2002 between SYLVAN/ CAMPUS
REALTY L.L.C. (herein referred to as "Lessor") whose address is c/o Mack-Cali Realty Corporation, 11 Commerce Drive, Cranford, New Jersey 07016 and THE MEDICINES COMPANY (herein referred to as "Lessee") whose address is 5 Sylvan Way, Parsippany, New Jersey, 07054.

                                    PREAMBLE

                     BASIC LEASE PROVISIONS AND DEFINITIONS

In addition to other terms elsewhere defined in this Lease, the following terms whenever used in this Lease shall have only the meanings set forth in this section, unless such meanings are expressly modified, limited or expanded elsewhere herein.

1. ADDITIONAL RENT shall mean all sums in addition to Fixed Basic Rent payable by Lessee to Lessor pursuant to the provisions of the Lease.

2.      BASE PERIOD COSTS shall mean the following:

        A. Base Operating Costs: Those Operating Costs incurred during Calendar Year 2003.

        B. Base Real Estate Taxes: Those Real Estate Taxes incurred during Calendar Year 2003.

        C. Base Utility and Energy Costs: Those Utility and Energy Costs incurred during Calendar Year 2003

3.      BUILDING shall mean 8 Campus Drive, Parsippany, New Jersey.

4.      BUILDING HOLIDAYS shall be those shown on Exhibit F.

5. BUILDING HOURS shall be Monday through Friday, 8:00 a.m. to 6:00 p.m., but excluding those holidays as set forth on Exhibit F attached hereto and made a part hereof, except that Common Facilities, lighting in the Building and Office Building Area shall be maintained for such additional hours as, in Lessor's sole judgement, is necessary or desirable to insure proper operating of the Building and Office Building Area.

6. COMMENCEMENT DATE is the date of this Lease. RENT COMMENCEMENT DATE is the date which is the earlier of (i) the date upon which Lessee, or anyone claiming under or through Lessee, commences using the Premises for the conduct of business, or (ii) the date which is ninety (90) days after the date of this Lease.

7. DEMISED PREMISES OR PREMISES shall be deemed to be 16,779 gross rentable square feet on the second (2nd) floor as shown on Exhibit A hereto, which includes an allocable share of the Common Facilities as defined in
        Article 42(b).

8. EXHIBITS shall be the following, attached to this Lease and incorporated herein and made a part hereof.

                      Exhibit A             Location of Premises
                      Exhibit A-1           Office Building Area
                      Exhibit B             Rules and Regulations
                      Exhibit C             Lessor's Work
                      Exhibit C-1           Air Conditioning &
                                            Heating Design Standards
                      Exhibit D             Cleaning Services
                      Exhibit E             Building Holidays
                      Exhibit F             Tenant Estoppel Certificate
                      Exhibit G             Commencement Date Agreement
                      Exhibit H             Form of Letter of Credit
                      Exhibit I             Exclusions from Operating Costs

9. EXPIRATION DATE shall be the last day of the month in which the day before the ten (10) year anniversary of the Rent Commencement Date occurs.

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10.     FIXED BASIC RENT shall mean: FIVE MILLION SEVENTY-FIVE THOUSAND SIX
        HUNDRED FORTY-SEVEN AND 50/100 DOLLARS ($5,075,647.50) for the Term commencing on the Rent Commencement Date payable as follows:

                Year        Yearly Rate            Monthly Installments
                ----       -------------           --------------------
                1          $ 469,812.00            $ 39,151.00
                2          $ 478,201.50            $ 39,850.13
                3          $ 486,591.00            $ 40,549.25
                4          $ 494,980.50            $ 41,248.38
                5          $ 503,370.00            $ 41,947.50
                6          $ 511,759.50            $ 42,646.63
                7          $ 520,149.00            $ 43,345.75
                8          $ 528,538.50            $ 44,044.88
                9          $ 536,928.00            $ 44,744.00
                10         $ 545,317.50            $ 45,443.13

11.     LESSEE'S BROKER shall mean Trammell Crow Company.

12. LESSEE'S PERCENTAGE shall be 7.80% subject to adjustment as provided in the Lease.

13.     OFFICE BUILDING AREA is as set forth on Exhibit A-1.

14. PARKING SPACES shall mean a total of sixty-three (63) unassigned surface parking spaces.

15.     PERMITTED USE shall be general office use and for no other purpose.

16. SECURITY DEPOSIT shall be EIGHTY-FOUR THOUSAND FIVE HUNDRED NINETY-FIVE AND 00/100 DOLLARS ($84,595.00)

17. TERM shall mean ten (10) years from the Rent Commencement Date, plus the number of days, if any, to have the Lease expire on the last day of a calendar month, unless extended pursuant to any option contained herein.

                              -- End of Preamble --

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                               W I T N E S S E T H

                For and in consideration of the covenants herein contained, and upon the terms and conditions herein set forth, Lessor and Lessee agree as follows:

1.      DESCRIPTION:

        Lessor hereby leases to Lessee, and Lessee hereby hires from Lessor, the Premises as defined in the Preamble which includes an allocable share of the Common Facilities, as shown on the plan or plans, initialed by the parties hereto, marked Exhibit A attached hereto and made part of this Lease in the Building as defined in the Preamble, (hereinafter called the "Building") which is situated on that certain parcel of land (hereinafter called "Office Building Area") as described on Exhibit A-1 attached hereto and made part of this Lease, together, with the right to use in common with other lessees of the Building, their invitees, customers and employees, those public areas of the Common Facilities as hereinafter defined.

2.      TERM:

        The Premises are leased for a term to commence on the Commencement Date, and to end at 12:00 midnight on the Expiration Date, all as defined in the Preamble.

3.      BASIC RENT:

        The Lessee shall pay to the Lessor during the Term, the Fixed Basic Rent as defined in the Preamble (hereinafter called "Fixed Basic Rent") payable in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts. The Fixed Basic Rent shall accrue at the Yearly Rate as defined in the Preamble and shall be payable, in advance, on the first day of each calendar month during the Term commencing on the Rent Commencement Date at the Monthly Installments as defined in the Preamble, except that a proportionately lesser sum may be paid for the first and last months of the Term of this Lease if the Term commences on a day other than the first day of the month, in accordance with the provisions of this Lease herein set forth. Lessor acknowledges receipt from Lessee of the first monthly installment by check, subject to collection, for Fixed Basic Rent for the first month of the Lease Term. Lessee shall pay Fixed Basic Rent, and any Additional Rent as hereinafter provided, to Lessor at Lessor's above stated address, or at such other place as Lessor may designate in writing, without demand and without counterclaim, deduction or set off.

4.      USE AND OCCUPANCY:

        Lessee shall use and occupy the Premises for the Permitted Use as defined in the Preamble.

        Lessee hereby acknowledges "no smoking" is permitted in the Common Facilities. Lessee shall use its best efforts to enforce Lessor's policy prohibiting its employees, agents or invitees from smoking within the Common Facilities including the areas outside of the Building's main entrance.

5.      CARE AND REPAIR OF PREMISES/ENVIRONMENTAL:

        (a) Lessee shall commit no act of waste and shall take good care of the Premises and the fixtures and appurtenances therein, and shall, in the use and occupancy of the Premises, conform to all laws, orders and regulations of the federal, state and municipal governments or any of their departments affecting the Premises and with any and all environmental requirements resulting from the Lessee's particular use of the Premises, this covenant to survive the expiration or sooner termination of the Lease. Notwithstanding anything to the contrary contained in this Lease, Lessee shall not be required to make any repairs, alterations or modifications to the Premises as a result of any laws, orders and regulations of the federal, state and municipal governments or any of their departments affecting the Premises unless the need for such repairs, alterations or modifications arises from the particular manner in which Lessee uses the Premises, and repairs, alterations or modifications to the Premises as a result of any laws, orders and regulations of the federal, state and municipal governments or any of their departments affecting the Premises which are required of all owners and tenants generally, and do not arise from the particular manner in which an owner or tenant uses its premises, shall be undertaken by and at the sole cost and expense of Lessor and same may be included in Operating Costs pursuant to Article 23 of this Lease. Lessor shall, subject to the same being included in Operating Costs (except as expressly excluded in the immediately preceding sentence.), make all necessary repairs to the Premises, Common Facilities and to the assigned parking areas, if any, except where the repair has been made necessary by misuse or neglect by Lessee or Lessee's agents, servants, visitors or licensees, in which event Lessor shall nevertheless make the repair but Lessee shall pay to Lessor, as Additional Rent, immediately upon demand, the costs therefor. All improvements made by Lessee to the Premises, which are so attached to the Premises, shall become the property of Lessor upon installation. Not later than the last day of the Term, Lessee shall, at Lessee's expense, remove all Lessee's personal property and those improvements made by Lessee which have not become the property of Lessor, including trade fixtures, cabinetwork, movable paneling, partitions and the like; repair all injury done by or in connection with the installation or removal of said property and improvements; and surrender the Premises in as good condition as they were at the beginning of the Term, reasonable wear and damage by fire, the elements, casualty or other cause not due to the misuse or neglect by Lessee, Lessee's agents, servants, visitors or licensees excepted and excluding maintenance and repairs required to be undertaken by Lessor. All other property of Lessee remaining on the Premises after the last day of the Term of this Lease shall be conclusively deemed abandoned and may be removed by Lessor, and Lessee shall reimburse Lessor for the cost of such removal. Lessor may have any such property stored at Lessee's risk and expense.

        ENVIRONMENTAL

        (b) COMPLIANCE WITH ENVIRONMENTAL LAWS. Lessee shall, at Lessee's own expense, promptly comply with each and every federal, state, county and municipal environmental law, ordinance, rule, regulation, order, directive and requirement, now or hereafter existing ("Environmental Laws"), applicable to the Premises, Lessee, Lessee's operations at the Premises, or all of them, except if there is any violation of Environmental Laws with regard to the Premises existing at the date of this Lease, Lessor shall comply therewith at its sole cost and expense, which cost and expense shall not be included in Operating Costs..

        (c) ISRA COMPLIANCE. Lessee shall, at Lessee's own expense, comply with the Industrial Site Recovery Act, N.J.S.A. 13:1K-6 ET SEQ., the regulations promulgated thereunder and any amending and successor legislation and regulations ("ISRA"), if and to the extent the need for such compliance is triggered by Lessee having become an Industrial Establishment (as defined in ISRA) with respect to its use of the Premises.

        (d) INFORMATION TO LESSOR. At no expense to Lessor, Lessee shall promptly provide all information and sign all documents requested by Lessor with respect to compliance with Environmental Laws.

        (e) LESSOR AUDIT. Lessee shall permit Lessor and its representatives access to the Premises, from time to time, to conduct an environmental assessment, investigation and sampling, all at Lessor's own expense. If such assessment, investigation and sampling reveal a violation of this provision, the cost shall be borne by Lessee.

        (f) LESSEE REMEDIATION. Should any assessment, investigation or sampling reveal the existence of any spill, discharge or placement of Contaminants in, on, under, or about, or migrating from or onto the Premises, the Building or the Office Building Area, as a result of the action or omission of Lessee or a "Lessee Representative", then, in addition to being in default under this Lease and Lessor having all rights available to Lessor under this Lease and by law by reason of such default, Lessee shall, at Lessee's own expense, in accordance with Environmental Laws, undertake all action required by Lessor and any governmental authority, including, without limitation, promptly obtaining and delivering to Lessor an unconditional No Further Action Letter. For purposes of this Article, the term "Lessee's Representative" shall mean any shareholder, officer, director, member, partner, employee, agent, licensee, assignee, sublessee or invitee of Lessee, or any third party for whom Lessee is legally responsible. In no event shall any of Lessee's remedial action involve engineering or institutional controls, a groundwater classification exception area or well restriction area, and Lessee's remedial action shall meet the most stringent published or unpublished remediation standards for soil, surface water, groundwater and drinking water. Promptly upon completion of all required investigatory and remedial activities, Lessee shall, at Lessee's own expense, to Lessor's satisfaction, restore the affected areas of the Premises, the Building or the Office Building Area, as the case may be, from any damage or condition caused by the investigatory or remedial work.

        (g) ENVIRONMENTAL QUESTIONNAIRE. Upon Lessor's request, contemporaneously with the signing and delivery of this Lease, and thereafter upon renewal of the lease, if at all, Lessee shall complete, execute and deliver to Lessor an environmental questionnaire in form and substance satisfactory to Lessor.

        (h) ENVIRONMENTAL DOCUMENTS AND CONDITIONS. For purposes of this Article, the term "Environmental Documents" shall mean all environmental documentation concerning the Building or the Office Building Area, of which the Premises is a part, or its environs, in the possession or under the control of Lessee, including, without limitation, plans, reports, correspondence and submissions. During the term of this Lease and subsequently, promptly upon receipt by Lessee or Lessee's Representatives, Lessee shall deliver to Lessor all Environmental Documents concerning or generated by or on behalf of Lessee, whether currently or hereafter existing. In addition, Lessee shall promptly notify Lessor of any environmental condition of which Lessee has knowledge, which may exist in, on, under, or about, or may be migrating from or onto the Building or the Office Building Area.

        (i) LESSOR'S RIGHT TO PERFORM LESSEE'S OBLIGATIONS. Notwithstanding anything to the contrary set forth in this Lease, in the event, pursuant to this Lease, Lessee is required to undertake any sampling, assessment, investigation or remediation with respect to the Premises, the Building or the Office Building Area, as the case may be, then, at Lessor's discretion, Lessor shall have the right, if Lessee has failed to do so with reasonable promptness upon notice to Lessee, from time to time, to perform such activities at Lessee's expense, and all sums incurred by Lessor shall be paid by Lessee, as Additional Rent, upon demand.

        (j) INDEMNITY. Lessee shall indemnify, defend and hold harmless Lessor, Lessor's officers, directors, shareholders, employees and personal or legal representatives from and against any and all claims, liabilities, losses, damages, penalties and costs, foreseen or unforeseen, including, without limitation, counsel, engineering and other professional or expert fees, which an indemnified party may incur resulting directly or indirectly, wholly or partly from Lessee's actions or omissions with regard to Lessee's obligations under this Article.

                Lessor shall indemnify, defend and hold harmless Lessee, Lessee's officers, directors, shareholders, employees and personal or legal representatives from and against any and all claims, liabilities, losses, damages, penalties and costs, foreseen or unforeseen, including, without limitation, counsel, engineering and other professional or expert fees, which an indemnified party may incur resulting directly or indirectly, wholly or partly from Lessor's actions or omissions with regard to Lessor's obligations under this Article. Any cost or expense incurred by Lessor pursuant to this indemnity shall be excluded from Operating Costs.

        (k) SURVIVAL. This Article shall survive the expiration or earlier termination of this lease. Lessee's failure to abide by the terms of this Article shall be restrainable or enforceable, as the case may be, by injunction.

        (l) INTERPRETATION. The obligations imposed upon Lessee under subparagraphs (a) through (j) above are in addition to and are not intended to limit, but to expand upon, the obligations imposed upon Lessee under this Article 5. As used in this Article, the term "Contaminants" shall include, without limitation, any regulated substance, toxic substance, hazardous substance, hazardous waste, pollution, pollutant, contaminant, petroleum, asbestos or polychlorinated biphenyls, as defined or referred to in any Environmental Laws. Where a law or regulation defines any of these terms more broadly then another, the broader definition shall apply.

6.      ALTERATIONS, ADDITIONS OR IMPROVEMENTS:

        Lessee shall not, without first obtaining the written consent of Lessor, make any structural or Building Systems alterations, additions or improvements in, to or about the Premises. Building Systems shall mean any structural, life safety, plumbing, electrical, heating, ventilation or air conditioning system or its components. Lessee shall not, without first obtaining the written consent of Lessor (which shall not be unreasonably withheld or delayed) make any non-Building Systems alterations, additions or improvements in, to or about the Premises. Lessee may, upon notification to Lessor, perform minor cosmetic improvements, such as painting and wallpapering, without prior consent of Lessor.

7.      ACTIVITIES INCREASING FIRE INSURANCE RATES:

        Lessee shall not do or suffer anything to be done on the Premises which will increase the rate of fire insurance on the Building.

8.      ASSIGNMENT AND SUBLEASE:

        Provided Lessee is not in default of any provisions of this Lease, Lessee may assign or sublease the within Lease to any party subject to the following:

        a. In the event Lessee desires to assign this Lease or sublease all or part of the Premises to any other party, the terms and conditions of such assignment or sublease shall be communicated to the Lessor in writing no less than thirty (30) days prior to the effective date of any such sublease or assignment, and, prior to such effective date, the Lessor shall have the option, exercisable in writing to the Lessee, to: (i) recapture in the case of subletting, that portion of the Premises to be sublet or all of the Premises in the case of an assignment ("Recapture Space") so that such prospective sublessee or assignee shall then become the lessee of Lessor hereunder, or (ii) recapture the Recapture Space for Lessor's own use. In the event that Lessor exercise its option to Recapture Space, the within Lessee shall be fully released from any and all obligations hereunder with respect to the Recapture Space and the Fixed Basic Rent and Lessee's Percentage shall be adjusted appropriately. Lessor shall advise Lessee in writing of Lessor's election with respect to the Recapture Space within twenty (20) days after Lessor's receipt of Lessee's notice of its intent to sublet or assign. Notwithstanding the foregoing, Lessor shall have no right to exercise its rights pursuant to clauses (i) or (ii) above if the space that Lessee proposes to sublet is less than eighty percent (80%) of the Premises and the term of such subletting, including renewal options, if any, is to expire at any time prior to the commencement of the last year of the Term.

        b. In the event that the Lessor elects not to recapture the Lease or relet the Premises as hereinabove provided or in the event the proposed sublease falls within the provisions of the last sentence of sub section a. above, the Lessee may assign this Lease or sublet the whole or any portion of the Premises, subject to the Lessor's prior written consent, which consent shall not be unreasonably withheld and shall be deemed to have been given if Lessor does not advise Lessee otherwise in writing not less than twenty (20) days after Lessor's receipt of Lessee's notice of its intent to sublease or assign, on the basis of the following terms and conditions:

                i. The Lessee shall provide to the Lessor the name and address of the assignee or sublessee.

                ii. The assignee or sublessee shall assume, by written instrument, all of the obligations of this Lease, and a copy of such assumption agreement shall be furnished to the Lessor within ten (10) days of its execution. Any sublease shall expressly acknowledge that said sublessee's rights against Lessor shall be no greater than those of Lessee. Lessee further agrees that notwithstanding any such subletting, no other and further subletting of the Premises by Lessee or any person claiming through or under Lessee shall or will be made except upon compliance with and subject to the provisions of this
                        Article 8.

                iii. Each sublease shall provide that it is subject and subordinate to this Lease and to the matters to which this Lease is or shall be subordinate, and that in the event of default by Lessee under this Lease, Lessor may, at its option, take over all of the right, title and interest of Lessee, as sublessor, under such sublease, and such sublessee shall, at Lessor's option, attorn to Lessor pursuant to the then executory provisions of such sublease, except that Lessor shall not (i) be liable for any previous act or omission of Lessee under such sublease or, (ii) be subject to any offset not expressly provided in such sublease which theretofore accrued to such sublease to which Lessor has not specifically consented in writing or by any previous prepayment of more than one month's rent.

                iv. The Lessee and each assignee shall be and remain liable for the observance of all the covenants and provisions of this Lease, including, but not limited to, the payment of Fixed Basic Rent and Additional Rent reserved herein, through the entire Term of this Lease, as the same may be renewed, extended or otherwise modified.

                v. The Lessee and any assignee shall promptly pay to Lessor fifty percent (50%) of any consideration received for any assignment and/or fifty percent (50%) of the rent, as and when received, in excess of the Rent required to be paid by Lessee for the area sublet computed on the basis of an average square foot rent for the gross square footage Lessee has leased after deducting therefrom Lessee's actual and reasonable expenses in connection with such sublease or assignment.

                vi. In any event, the acceptance by the Lessor of any rent from the assignee or from any of the subtenants or the failure of the Lessor to insist upon a strict performance of any of the terms, conditions and covenants herein shall not release the Lessee herein, nor any assignee assuming this Lease, from any and all of the obligations herein during and for the entire Term of this Lease.

                vii. In Lessor's reasonable judgment, the proposed assignee or subtenant is engaged in a business or activity, and the Premises, or the relevant part thereof, will be used in a manner, which (a) is in keeping with the then standard of the Building and (b) is limited to the use of the Premises as general offices.

                viii. The proposed assignee or subtenant is not then an occupant of any part of the Building or any other building then owned by Lessor or its affiliates within the Mack-Cali Business Campus and Lessor has space available for leasing reasonably equivalent to the Premises, in the case of an assignment, or the space proposed to be sublet, in the case of a subletting. For the purposes hereof, the "Mack-Cali Business Campus" shall mean, Two Hilton Court, One Sylvan Way, Two Dryden Way, 4 Campus Drive, 4 Gatehall Drive, 5 Sylvan Way, 6 Campus Drive, 600 Parsippany Road, 7 Campus Drive, 7 Sylvan Way, and 9 Campus Drive.

                ix. The proposed assignee or subtenant is not an entity or a person with whom Lessor is or has been, within the preceding sixty (60) day period, engaged in active negotiations to lease space in the Building or any other building owned by Lessor or its affiliates within the Mack-Cali Business Campus and Lessor has space available for leasing reasonably equivalent to the Premises, in the case of an assignment, or the space proposed to be sublet in case of a subletting.

                x. There shall not be more than three (3) subtenants in the Premises.

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                xi.     Lessee shall not publicly advertise the subtenancy for
                        less than the then current market rent per rentable square foot for the Premises as though the Premises were vacant; provided that nothing contained herein shall prohibit subleases for less than the then current market rent.

                xii. Lessee shall not have (a) publicly advertised the availability of the Premises without prior notice to and approval by Lessor (which approval shall not be unreasonably withheld or delayed), nor shall any advertisement state the name (as distinguished from the address) of the Building or (b) listed the Premises for subletting or assignment other than with a broker, agent or representative who waives any entitlement to a commission or other fee from Lessor in the event of a recapturing of the Premises;

                xiii. The proposed occupancy shall not, in Lessor's reasonable opinion, exceed the parking allocation presently provided for in this Lease;

                xiv. The proposed assignee or subtenant shall only use the Premises for general offices and shall not be engaged in any of the following:

                        (a) educational, including but not limited to, instructional facilities and correspondence schools;
                        (b)     employment agencies;
                        (c)     model agencies;
                        (d)     photographic studios or laboratories;
                        (e) spas, health, physical fitness or exercise salons;
                        (f)     small loan offices;
                        (g) real estate brokerage or real estate sales offices open to the general public or construction offices;
                        (h) medical or dental facilities, including professional offices, treatment facilities, dispensaries or laboratories;
                        (i)     federal, state or local government offices;
                        (j)     so-called boiler room operations;
                        (k)     retail stock brokerage offices; and
                        (l) religious organizations making facilities available to congregations for uses other than business purposes; and
                        (m)     executive office suite use.

                xv. The proposed assignee or subtenant shall not be entitled, directly or indirectly, to diplomatic or sovereign immunity and shall be subject to the service of process in, and the jurisdiction of, the state courts of New Jersey.

                xvi. Lessor shall require a FIVE HUNDRED AND 00/100 DOLLAR ($500.00) payment to cover its handling charges for each request for consent to any sublet or assignment prior to its consideration of the same. Unless it is judicially determined that Lessor has acted in bad faith, Lessee acknowledges that its sole remedy with respect to any assertion that Lessor's failure to consent to any sublet or assignment is unreasonable shall be the remedy of specific performance and Lessee shall have no other claim or cause of action against Lessor as a result of Lessor's actions in refusing to consent thereto.

        c. If Lessee is a corporation other than a corporation whose stock is listed and traded on a nationally recognized stock exchange, the provisions of Sub-section a. shall apply to a transfer (however accomplished, whether in a single transaction or in a series of related or unrelated transactions) of stock (or any other mechanism such as, by way of example, the issuance of additional stock, a stock voting agreement or change in class(es) of stock) which results in a change of control of Lessee as if such transfer of stock (or other mechanism) which results in a change of control of Lessee were an assignment of this Lease, and if Lessee is a partnership or joint venture, said provisions shall apply with respect to a transfer (by one or more transfers) of an interest in the distributions of profits and losses of such partnership or joint venture (or other mechanism, such as, by way of example, the creation of additional general partnership or limited partnership interests) which results in a change of control of such a partnership or joint venture, as if such transfer of an interest in the distributions of profits and losses of such partnership or joint venture which results in

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                a change of control of such partnership or joint venture were an assignment of this Lease; provided, however: (A) said provisions of Sub-section a. of this Article 7 shall not apply to transactions with a corporation into or with which Lessee is merged or consolidated or to which all or substantially all of Lessee's assets are transferred or to any corporation which controls or is controlled by Lessee or is under common control with Lessee (any of such transactions, a "Capital Transaction"),
                (B) Lessor's consent shall not be required with respect to a Capital Transaction in which (i) the successor to Lessee has the financial ability, in Lessor's reasonable discretion, to meet Lessee's obligations under the Lease, and (ii) proof satisfactory to Lessor of such financial ability to meet
                Lessee's obligations shall have been delivered to Lessor at least 10 days prior to the effective date of any such transaction.

        d. In the event that any or all of Lessee's interest in the Premises and/or this Lease is transferred by operation of law to any trustee, receiver, or other representative or agent of Lessee, or to Lessee as a debtor in possession, and subsequently any or all of Lessee's interest in the Premises and/or this Lease is offered or to be offered by Lessee or any trustee, receiver, or other representative or agent of Lessee as to its estate or property (such person, firm or entity being hereinafter referred to as the "Grantor"), for assignment, conveyance, lease, or other disposition to a person, firm or entity other than Lessor (each such transaction being hereinafter referred to as a "Disposition"), it is agreed that Lessor has and shall have a right of first refusal to purchase, take, or otherwise acquire, the same upon the same terms and conditions as the Grantor thereof shall accept upon such Disposition to such other person, firm, or entity; and as to each such Disposition the Grantor shall give written notice to Lessor in reasonable detail of all of the terms and conditions of such Disposition within twenty (20) days next following its determination to accept the same but prior to accepting the same, and Grantor shall not make the Disposition until and unless Lessor has failed or refused to accept such right of first refusal as to the Disposition, as set forth herein.

                Lessor shall have sixty (60) days next following its receipt of the written notice as to such Disposition in which to exercise the option to acquire Lessee's interest by such Disposition, and the exercise of the option by Lessor shall be effected by notice to that effect sent to the Grantor; but nothing herein shall require Lessor to accept a particular Disposition or any Disposition, nor does the rejection of any one such offer of first refusal constitute a waiver or release of the obligation of the Grantor to submit other offers hereunder to Lessor. In the event Lessor accept such offer of first refusal, the transaction shall be consummated pursuant to the terms and conditions of the Disposition described in the notice to Lessor. In the event Lessor rejects such offer of first refusal, Grantor may consummate the Disposition with such other person, firm, or entity; but any decrease in price of more than two percent (2%) of the price sought from Lessor or any change in the terms of payment for such Disposition shall constitute a new transaction requiring a further option of first refusal to be given to Lessor hereunder.

        e. Without limiting any of the provisions of Articles 12 and 13, if pursuant to the Federal Bankruptcy Code (herein referred to as the "Code"), or any similar law hereafter enacted having the same general purpose, Lessee is permitted to assign this Lease notwithstanding the restrictions contained in this Lease, adequate assurance of future performance by an assignee expressly permitted under such Code shall be deemed to mean the deposit of cash security in an amount equal to the sum of one year's Fixed Basic Rent plus an amount equal to the Additional Rent for the calendar year preceding the year in which such assignment is intended to become effective, which deposit shall be held by Lessor for the balance of the Term, without interest, as security for the full performance of all of Lessee's obligations under this Lease, to be held and applied in the manner specified for security in Article 16.

        f. Except as specifically set forth above, no portion of the Premises or of Lessee's interest in this Lease may be acquired by any other person or entity, whether by assignment, mortgage, sublease, transfer, operation of law or act of the Lessee, nor shall Lessee pledge its interest in this Lease or in any security deposit required hereunder.

9.      COMPLIANCE WITH RULES AND REGULATIONS:

        Lessee shall observe and comply with the rules and regulations hereinafter set forth in Exhibit B attached hereto and made a part hereof and with such further reasonable rules and regulations as Lessor may prescribe, on written notice to the Lessee, for the safety, care and cleanliness of the Building and the comfort, quiet and convenience of other occupants of the Building. Lessee shall not place a load upon any floor of the Premises exceeding the floor load per square foot area which it was designed to carry and which is allowed by law. Lessor reserves the right to prescribe the weight and position of all safes, business machines and mechanical equipment. Such installations shall be placed and maintained by Lessee, at Lessee's expense, in settings sufficient, in Lessor's judgement, to absorb and prevent vibration, noise and annoyance.

10.     DAMAGES TO BUILDING:

        If the Building is damaged by fire or any other cause to such extent the cost of restoration, as reasonably estimated by Lessor, will equal or exceed twenty-five percent (25%) of the replacement value of the Building (exclusive of foundations) just prior to the occurrence of the damage, then Lessor may, no later than the sixtieth (60th) day following the date of damage, give Lessee a notice of election to terminate this Lease, or if the cost of restoration will equal or exceed fifty percent (50%) of such replacement value and if the Premises shall not be reasonably usable for the purpose for which they are leased hereunder, or if restoration of the damage will require more than one hundred eighty (180) days to complete or if such damage is not fully repaired and reasonable access to the Premises restored within one hundred eighty
        (180) days from the date of damage, then, in any such event, Lessee may, no later than the sixtieth (60th) day following the date of damage or following the end of said one hundred eighty (180) day period, give Lessor a notice of election to terminate this Lease. In either said event of election, this Lease shall be deemed to terminate on the thirtieth (30th) day after the giving of said notice, and Lessee shall surrender possession of the Premises within a reasonable time thereafter, and the Fixed Basic Rent, and any Additional Rent, shall be apportioned as of the date of said casualty and any Fixed Basic Rent or Additional Rent paid for any period beyond said date shall be repaid to Lessee. If the cost of restoration or condition of the Premises shall not entitle Lessor or Lessee to terminate this Lease, or if, despite the cost or such condition, neither Lessor nor Lessee elects to terminate this Lease within the periods provided above, Lessor shall restore the Building and the Premises with reasonable promptness, subject to Force Majeure, and Lessee shall have no right to terminate this Lease, except as set forth above. Lessor need not restore fixtures and improvements owned by Lessee.

        In any case in which use of the Premises is affected by any damage to the Building, there shall be either an abatement or an equitable reduction in Fixed Basic Rent, depending on the period for which and the extent to which the Premises are not reasonably usable for the purpose for which they are leased hereunder. The words "restoration" and "restore" as used in this Article 10 shall include repairs. If the damage results from the fault of the Lessee, Lessee's agents, servants, visitors or licensees, Lessee shall not be entitled to any abatement or reduction in Fixed Basic Rent, except to the extent of any rent insurance received by Lessor.

11.     EMINENT DOMAIN:

        If Lessee's use of the Premises is materially affected due to the taking by eminent domain of (a) the Premises or any part thereof or any estate therein; or (b) any other part of the Building; then, in either event, this Lease shall terminate on the date when title vests pursuant to such taking. The Fixed Basic Rent, and any Additional Rent, shall be apportioned as of said termination date and any Fixed Basic Rent or Additional Rent paid for any period beyond said date, shall be repaid to Lessee. Lessee shall not be entitled to any part of the award for such taking or any payment in lieu thereof, but Lessee may file a separate claim for any taking of fixtures and improvements owned by Lessee which have not become the Lessor's property, and for moving expenses, provided the same shall, in no way, affect or diminish Lessor's award. In the event of a partial taking which does not effect a termination of this Lease but does deprive Lessee of the use of a portion of the Premises, there shall either be an abatement or an equitable reduction of the Fixed Basic Rent, and an equitable adjustment reducing the Base Period Costs as hereinafter defined depending on the period for which and the extent to which the Premises so taken are not reasonably usable for the purpose for which they are leased hereunder.

12.     INSOLVENCY OF LESSEE:

        Either (a) the appointment of a receiver to take possession of all or substantially all of the assets of Lessee, or, (b) a general assignment by Lessee for the benefit of creditors, or, (c) any action taken or suffered by Lessee under any insolvency or bankruptcy act, shall constitute a default of this Lease by Lessee, and Lessor may terminate this Lease forthwith and upon notice of such termination Lessee's right to possession of the Premises shall cease, and Lessee shall then quit and surrender the Premises to Lessor but Lessee shall remain liable as hereinafter provided in Article 14 hereof.

13.     LESSOR'S REMEDIES ON DEFAULT:

        If Lessee defaults in the payment of Fixed Basic Rent, or any Additional Rent, or defaults in the performance of any of the other covenants and conditions hereof or permits the Premises to become deserted, abandoned or vacated, Lessor may give Lessee notice of such default, and if Lessee does not cure any Fixed Basic Rent or Additional Rent default within ten
        (10) days or other default within thirty (30) days after giving of such notice (or if such other default is of such nature that it cannot be completely cured within such period, if Lessee does not commence such curing within such thirty (30) day period and thereafter proceed with reasonable diligence and in good faith to cure such default), then Lessor may terminate this Lease on not less than ten (10) days notice to Lessee, and on the date specified in said notice, Lessee's right to possession of the Premises shall cease but Lessee shall remain liable as hereinafter provided. If this Lease shall have been so terminated by Lessor pursuant to Articles 12 or 13 hereof, Lessor may at any time thereafter resume possession of the Premises by any lawful means and remove Lessee or other occupants and their effects. The unsuccessful party shall pay tothe prevailing party, on demand, such expenses asthe prevailing party may incur, including, without limitation, court costs and reasonable attorney's fees and disbursements, in any proceeding relating to this Lease. Notwithstanding the foregoing, Lessee's vacating of the Premises shall not be deemed a default under this Lease, provided that at the time of such vacating of the Premises, Lessee shall deliver to Lessor a certification of the Chief Executive Officer or Chief Financial Officer of Lessee certifying that Lessee has the ability to meet its financial obligations under this Lease.

14.     DEFICIENCY:

        In any case where Lessor has recovered possession of the Premises by reason of Lessee's default, Lessor may, at Lessor's option, occupy the Premises or cause the Premises to be redecorated, altered, divided, consolidated with other adjoining premises or otherwise changed or prepared for reletting, and may relet the Premises or any part thereof, as agent of Lessee or otherwise, for a term or terms to expire prior to, at the same time as or subsequent to, the original Expiration Date of this Lease, at Lessor's option and receive the rent therefor. Rent so received shall be applied first to the payment of such reasonable expenses as Lessor may have incurred in connection with the recovery of possession, redecorating, altering, dividing, consolidating with other adjoining premises, or otherwise changing or preparing for reletting, and the reletting, including brokerage and reasonable attorney's fees, and then to the payment of damages in amounts equal to the Fixed Basic Rent and Additional Rent hereunder and to the costs and expenses of performance of the other covenants of Lessee as herein provided. Lessee agrees, in any such case, whether or not Lessor has relet, to pay to Lessor damages equal to the Fixed Basic Rent and Additional Rent from the date of such default to the date of expiration of the term demised and other sums herein agreed to be paid by Lessee, less the net proceeds of the reletting, if any, received by Lessor during the remainder of the unexpired term hereof, as ascertained from time to time, and the same shall be payable by Lessee on the several rent days above specified. Lessee shall not be entitled to any surplus accruing as a result of any such reletting. In reletting the Premises as aforesaid, Lessor may grant commercially reasonable rent concessions, and Lessee shall not be credited therewith. No such reletting shall constitute a surrender and acceptance or be deemed evidence thereof. If Lessor elects, pursuant hereto, actually to occupy and use the Premises or

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        any part thereof during any part of the balance of the Term as originally fixed or since extended, there shall be allowed against Lessee's obligation for rent or damages as herein defined, during the period of Lessor's occupancy, the reasonable value of such occupancy, not to exceed, in any event, the Fixed Basic Rent and Additional Rent herein reserved and such occupancy shall not be construed as a release of Lessee's liability hereunder.

        Alternatively, in any case where Lessor has recovered possession of the Premises by reason of Lessee's default, Lessor may at Lessor's option, and at any time thereafter, and without notice or other action by Lessor, and without prejudice to any other rights or remedies it might have hereunder or at law or equity, become entitled to recover from Lessee, as Damages for such breach, in addition to such other sums herein agreed to be paid by Lessee, to the date of re-entry, expiration and/or dispossess, an amount equal to the difference between the Fixed Basic Rent and Additional Rent reserved in this Lease from the date of such default to the date of Expiration of the original Term demised and the then fair and reasonable rental value of the Premises for the same period. Said Damages shall become due and payable to Lessor immediately upon such breach of this Lease and without regard to whether this Lease be terminated or not, and if this Lease be terminated, without regard to the manner in which it is terminated. In the computation of such Damages, the difference between an installment of Fixed Basic Rent and Additional Rent thereafter becoming due and the fair and reasonable rental value of the Premises for the period for which such installment was payable shall be discounted to the date of such default at the rate of not more than six percent (6%) per annum.

        Lessee hereby waives all right of redemption to which Lessee or any person under Lessee might be entitled by any law now or hereafter in force.

        Lessor's remedies hereunder are in addition to any remedy allowed by law.

15.     SUBORDINATION OF LEASE:

        This Lease shall, at Lessor's option, or at the option of any holder of any underlying lease or holder of any mortgages or trust deed, be subject and subordinate to any such underlying leases and to any such mortgages or trust deed which may now or hereafter affect the real property of which the Premises form a part, and also to all renewals, modifications, consolidations and replacements of said underlying leases and said mortgages or trust deed provided, that Lessor shall use commercially reasonable efforts to obtain a non-disturbance agreement from the holder of any such underlying lease, mortgage or trust deed. Any reasonable expenses charged by the mortgagee in connection with the obtaining of the aforesaid agreement shall be paid by Lessee. Although no instrument or act on the part of Lessee shall be necessary to effectuate such subordination, Lessee will, nevertheless, execute and deliver such further instruments confirming such subordination of this Lease as may be desired by the holders of said mortgages or trust deed or by any of the lessor's under such underlying leases. Lessee hereby appoints Lessor attorney-in-fact, irrevocably, to execute and deliver any such instrument for Lessee. If any underlying lease to which this Lease is subject terminates, Lessee shall, on timely request, attorn to the owner of the reversion.

        Lessor represents that there currently is no mortgage encumbering the Premises.

16.     SECURITY DEPOSIT:

        Lessee shall deposit with Lessor on the signing of this Lease, the Security Deposit as defined in the Preamble for the full and faithful performance of Lessee's obligations under this Lease, including without limitation, the surrender of possession of the Premises to Lessor as herein provided. If Lessor applies any part of said Security Deposit to cure any default of Lessee, Lessee shall, on demand, deposit with Lessor the amount so applied so that Lessor shall have the full Security Deposit on hand at all times during the Term of this Lease. In the event of a bona fide sale of the Building, subject to this Lease, Lessor shall have the right to transfer the Security Deposit to the vendee, and Lessor shall be considered released by Lessee from all liability for the return of the Security Deposit; and Lessee agrees to look solely to the new lessor for the return of the Security Deposit, and it is agreed that this shall apply to every transfer or assignment made of the Security Deposit to the new lessor. Provided this Lease is not in default, the Security Deposit (less any portions thereof used, applied or retained by Lessor in accordance with the provisions of this Article 16), shall be returned to Lessee after the expiration or sooner termination of this Lease and after delivery of the entire Premises to Lessor in accordance with the provisions of this Lease. Lessee covenants that it will not assign or encumber or attempt to assign or encumber the Security Deposit and Lessor shall not be bound by any such assignment, encumbrance or attempt thereof.

        In the event of the insolvency of Lessee, or in the event a petition is filed by or against Lessee under any chapter of the bankruptcy laws of the State of New Jersey or the United States of America, then in such event, Lessor may require the Lessee to deposit additional security in an amount which in Lessor's sole judgement would be sufficient to adequately assure Lessee's performance of all of its obligations under this Lease including all payments subsequently accruing. Failure of Lessee to deposit the security required by this Article 16 within ten
        (10) days after Lessor's written demand shall constitute a material breach of this Lease by Lessee.

        Lessee may deliver to Lessor after the date hereof, in lieu of the cash deposit set forth in this Article, an irrevocable negotiable letter of credit in amount set forth in Paragraph 16 of the Preamble and substantially in the form annexed hereto as Exhibit H. Said letter of credit shall be for a term of not less than one (1) year and shall be renewed by Lessee (without notice from Lessor) no later than forty-five
        (45) days prior to its expiration, and the expiration of each replacement thereof, until Lessor shall be required to return the security to Lessee pursuant to the terms of this Lease but in no event earlier than ninety (90) days after the Expiration Date, and each such renewal letter of credit shall be delivered to Lessor no later than forty-five (45) days prior to the expiration of the letter of credit then held by Lessor. If any portion of the security deposit shall be utilized by Lessor in the manner permitted by this Lease, Lessee shall, within five (5) days after request by Lessor, replenish the security account by depositing with Lessor, in cash or by letter of credit, an amount equal to that utilized by Lessor. Failure of Lessee to comply strictly with the provisions of this Article shall constitute a material breach of this Lease and Lessor shall be entitled to present the letter of credit held by for payment (without notice to Lessee). If the cash security is converted into a letter of credit, the provisions with respect to letters of credit shall apply (with the necessary changes in Points of detail) to such letter of credit deposit. In the event of a bank failure or insolvency affecting the letter of credit, Lessee shall replace same within twenty (20) days after being requested to do so by Lessor.

17.     RIGHT TO CURE LESSEE'S BREACH:

        If Lessee breaches any covenant or condition of this Lease, Lessor may, on reasonable notice to Lessee (except that no notice need be given in case of emergency), cure such breach at the expense of Lessee and the reasonable amount of all expenses, including attorney's fees, incurred by Lessor in so doing (whether paid by Lessor or not) shall be deemed Additional Rent payable on demand.

18.     MECHANIC'S LIENS:

        Lessee shall, within fifteen (15) days after notice from Lessor, discharge or satisfy by bonding or otherwise any mechanic liens for materials or labor claimed to have been furnished to the Premises on Lessee's behalf.

19.     RIGHT TO INSPECT AND REPAIR:

        Lessor may enter the Premises but shall not be obligated to do so (except as required by any specific provision of this Lease) at any reasonable time on reasonable notice to Lessee (except that no notice need be given in case of emergency), in such a manner and at such times as to minimize interference with Lessee's business, for the purpose of inspection or the making of such repairs, replacement or additions in, to, on and about the Premises or the Building, as Lessor deems necessary or desirable. Lessee shall have no claims or cause of action against Lessor by reason thereof. In no event shall Lessee have any claim against Lessor for interruption of Lessee's business, however occurring, including but not limited to that arising from the negligence of Lessor, its agents, servants or invitees, or from defects, errors or omissions in the construction or design of the Premises and/or the Building, including the structural and non-structural portions thereof.

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20.     SERVICES TO BE PROVIDED BY LESSOR/LESSOR'S EXCULPATION:

        Subject to intervening laws, ordinances, regulations and executive orders, Lessor agrees to furnish, except on holidays, as set forth on Exhibit E attached hereto and made a part hereof:

        a. The cleaning services, as set forth on Exhibit D attached hereto and made a part hereof, and subject to the conditions therein stated. Except as set forth on Exhibit D, Lessee shall pay the cost of all other cleaning services required by Lessee.

        b. Heating, ventilating and air conditioning (herein "HVAC") as appropriate for the season, and as set forth on Exhibit C-1, attached hereto and made a part hereof, together with Common Facilities lighting and electric energy all during Building Hours, as defined in the Preamble.

        c.      Cold and hot water for drinking and lavatory purposes.

        d. Elevator service during Building Hours (if the Building contains an elevator or elevators for the use of the occupants thereof).

        e. Restroom supplies and exterior window cleaning when reasonably required.

        f. Notwithstanding the requirements of Exhibit C-1 (as to HVAC) or D or any other provision of this Lease, Lessor shall not be liable for failure to furnish any of the aforesaid services when such failure is due to Force Majeure, as hereinafter defined. Lessor shall not be liable, under any circumstances, including, but not limited to, that arising from the negligence of Lessor, its agents, servants or invitees, or from defects, errors or omissions in the construction or design of the Premises and/or the Building, including the structural and non-structural portions thereof, for loss of or injury to Lessee or to property, however occurring, through or in connection with or incidental to the furnishings of, or failure to furnish, any of the aforesaid services or for any interruption to Lessee's business, however occurring.

21.     INTERRUPTION OF SERVICES OR USE:

        Interruption or curtailment of any service maintained in the Building or at the Office Building Area, if caused by Force Majeure, as hereinafter defined, shall not entitle Lessee to any claim against Lessor or to any abatement in rent, and shall not constitute a constructive or partial eviction, unless Lessor fails to take measures as may be reasonable under the circumstances to restore the service without undue delay. If the Premises are rendered untenantable in whole or in part, for a period of five (5) consecutive business days, by the making of repairs, replacements or additions, other than those made with Lessee's consent or caused by misuse or neglect by Lessee, or Lessee's agents, servants, visitors or licensees, there shall be a proportionate abatement of Rent from and after said fifth (5th) consecutive business day and continuing for the period of such untenantability. In no event, shall Lessee be entitled to claim a constructive eviction from the Premises unless Lessee shall first have notified Lessor in writing of the condition or conditions giving rise thereto, and if the complaints be justified, unless Lessor shall have failed, within a reasonable time after receipt of such notice, to remedy, or commence and proceed with due diligence to remedy such condition or conditions, all subject to Force Majeure as hereinafter defined.

22.     BUILDING STANDARD OFFICE ELECTRICAL SERVICE:

        The cost of electric current which is supplied by the Lessor for use by the Lessee in the Premises, other than for heating or air conditioning purposes, shall be reimbursed to the Lessor at terms, classification and rates normally charged by the public utilities corporation serving that part of the municipality where the subject Premises are located.

        a. From and after the Commencement Date, Lessee agrees to pay as Additional Rent an estimated electrical charge of $.10 per square foot per month, payable on the first day

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                of each and every month, until such time as an electrical survey can be performed pursuant to Article 22(b) below.

        b. Lessee agrees that an independent electrical engineering consultant shall make a survey of electric power demand of the electric lighting fixtures and the electric equipment of Lessee used in the Premises to determine the average monthly electric consumption thereof, and the costs of said survey shall be borne by Lessee but not in excess of $350.00. The findings of said consultant as to the average monthly electric consumption of Lessee shall, unless objected to by Lessee within forty-five
                (45) days, be conclusive and binding on Lessor and Lessee. After Lessor's consultant has submitted its report, Lessee shall pay to Lessor, within ten (10) days after demand therefor by Lessor, the amount (based on the monthly consumption found by such consultant) as owing from the Lease Term's Commencement Date, and the then expired months, to include the then current month and thereafter adjusted for the estimated electrical charges already paid pursuant to Article 22(a), on the first day of every month, in advance, the amount set forth as the monthly consumption in said report. Said amounts shall be treated as Additional Rent due hereunder. Proportionate sums shall be payable for periods of less than a full month if the Term commences or ends on any other than the first or last day of the month. If Lessee objects to said findings, Lessee shall nevertheless pay and continue to pay the amount determined by Lessor's consultant until the issue is finally resolved, but Lessee may, at its expense, seek the services of an independent electrical consultant who shall make a survey as provided above. If Lessor's and Lessee's consultant cannot agree as to Lessee's consumption within thirty (30) days of Lessee's consultant's findings either Lessor or Lessee may request the American Arbitration Association in Somerset, New Jersey to appoint an electrical engineering consultant whose decision shall be final and binding on Lessor and Lessee, and whose cost shall be shared equally. Upon the issue being finally resolved, any overpayment made by Lessee shall be promptly refunded.

        c. In the event that there shall be an increase or decrease in the rate schedule (including surcharges or demand adjustments), of the public utility for the supply of Building Standard Office Electrical Service, or the imposition of any tax with respect to such service or increase in any such tax following the Lease Term's commencement, the Additional Rent payable hereunder shall be adjusted equitably to reflect the increase or decrease in rate or imposition or increase in the aforesaid tax. All computations shall be made on the basis of Lessee's surveyed usage as if a meter exclusively measuring such usage to the Premises was in place.

        d. Lessee covenants that it shall notify Lessor immediately upon the introduction of any office equipment or lighting different from that on the Premises as of Lessor's electrical survey or in addition to the aforesaid equipment or lighting on the Premises as of said survey. The introduction of any new or different equipment or lighting shall be cause for, at Lessor's election, a resurveying of the Premises at Lessee's expense. Lessor reserves the right to inspect the Premises to insure compliance with this provision.

        e. Lessor shall not be liable in any way to Lessee for any loss, damage or expense which Lessee may sustain or incur as a result of any failure, defect or change in the quantity or character of electrical energy available for redistribution to the Premises pursuant to this Article 22 nor for any interruption in the supply, and Lessee agrees that such supply may be interrupted for inspection, repairs and replacement and in emergencies. In any event, the full measure of Lessor's liability for any interruption in the supply due to Lessor's acts or omissions shall be an abatement of Fixed Basic Rent and Additional Rent, unless Lessor fails to take such measures as may be reasonable under the circumstances to restore such service without undue delay. In no event shall Lessor be liable for any business interruption suffered by Lessee.

        f. Lessor, at Lessee's expense, shall furnish and install all replacement lighting tubes, lamps, ballasts and bulbs required in the Premises. Lessee, however, shall have the right to furnish and/or install any or all of the items mentioned in this
                Article 22(f).

        g. Lessee's use of electrical service as contemplated herein shall be during Building Hours, and any use in excess of said Building Hours shall result in an adjustment as set forth in Article 22(a) hereof to reflect such additional consumption.

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23.     ADDITIONAL RENT:

        It is expressly agreed that Lessee will pay in addition to the Fixed Basic Rent provided in Article 3 hereof, an Additional Rent to cover Lessee's Percentage as defined in the Preamble, of the increased cost to Lessor, for each of the categories enumerated herein, over the "Base Period Costs", as defined in the Preamble for said categories.

        a. OPERATING COST ESCALATION -- If the Operating Costs incurred for the Building in which the Premises are located and Office Building Area for any Lease Year or Partial Lease Year during the Lease Term shall be greater than the Base Operating Costs (adjusted proportionately for periods less than a Lease Year), then Lessee shall pay to Lessor, as Additional Rent, Lessee's Percentage of all such excess Operating Costs. Operating Costs shall include, by way of illustration and not of limitation: personal property taxes; management fees; labor, including all wages and salaries; social security taxes, and other taxes which may be levied against Lessor upon such wages and salaries; supplies; repairs and maintenance; maintenance and service contracts; painting; wall and window washing; laundry and towel service; tools and equipment (which are not required to be capitalized for federal income tax purposes); fire and other insurance; trash removal; lawn care; snow removal and all other items properly constituting direct operating costs according to standard accounting practices (hereinafter collectively referred to as the "Operating Costs"), but not including any of the exclusions from Operating Costs set forth on Exhibit I attached hereto.

        b. FUEL, UTILITIES AND ELECTRIC COST ESCALATION (hereinafter referred to as "Utility and Energy Costs") - If the Utility and Energy Costs, including any fuel surcharges or adjustments with respect thereto, incurred for water, sewer, gas, electric, other utilities and heating, ventilating and air conditioning for the Building, to include all leased and leasable areas (not separately billed or metered within the Building), and Common Facilities electric, lighting, water, sewer and other utilities for the Building and Office Building Area, for any Lease Year or Partial Lease Year, during the Term, shall be greater than the Base Utility and Energy Costs (adjusted proportionately for periods less than a Lease Year), then Lessee shall pay to Lessor as Additional Rent, Lessee's Percentage of all such excess Utility and Energy Costs. As used in this Article 23, the Base Utility and Energy Costs shall be as defined in the Preamble.

        c. TAX ESCALATION -- If the Real Estate Taxes for the Building and Office Building Area at which the Premises are located for any Lease Year or Partial Lease Year, during the Lease Term, shall be greater than the Base Real Estate Taxes (adjusted proportionately for periods less than a Lease Year), then provided that such increase in Real Estate Taxes is not the result of expansion or addition to the Building and the Office Building Area at which the Premises are located, Lessee shall pay to Lessor as Additional Rent, Lessee's Percentage as hereinafter defined, of all such excess Real Estate Taxes. Lessor represents to Lessee that the Building and Office Building Area at which the Premises are located are assessed for Real Estate Tax purposes as of the date of this Lease as fully completed.

                As used in this Article 23(c), the words and terms which follow mean and include the following:

                i. "Base Real Estate Taxes" shall be as defined in the Preamble.

                ii. "Real Estate Taxes" shall mean the property taxes and assessments imposed upon the Building and Office Building Area, or upon the rent, as such, payable to the Lessor, including, but not limited to, real estate, city, county, village, school and transit taxes, or taxes, assessments, or charges levied, imposed or assessed against the Building and Office Building Area by any other taxing authority, whether general or specific, ordinary or extraordinary, foreseen or unforeseen. If due to a future change in the method of taxation, any franchise, income or profit tax shall be levied against Lessor in substitution for, or in lieu of, or in addition to, any tax which would otherwise constitute a Real Estate Tax, such franchise, income or profit tax shall be deemed to be a Real Estate Tax for the purposes hereof; conversely, any additional real estate tax hereafter imposed in substitution for, or in lieu of, any franchise, income or profit tax (which is not in substitution for, or in lieu of, or in addition to, a Real Estate Tax as hereinbefore provided) shall not be deemed a Real Estate Tax for the purposes hereof.

        d. LEASE YEAR -- As used in this Article 23, Lease Year shall mean a calendar year. Any portion of the Term which is less than a Lease Year as hereinbefore defined, that is, from the Commencement Date through the following December 31, and from the last January 1, falling within the Term to the end of the Term, shall be deemed a "Partial Lease Year". Any reference in this Lease to a Lease Year shall, unless the context clearly indicates otherwise, be deemed to be a reference to a Partial Lease Year if the period in question involves a Partial Lease Year.

        e. PAYMENT -- At any time, and from time to time, after the establishment of the Base Period Costs for each of the categories referred to above, Lessor shall advise Lessee in writing of Lessee's Percentage share with respect to each of the categories as reasonably estimated for the next twelve (12) month period (or proportionate part thereof if the last period prior to the Lease's expiration is less than twelve (12) months) as then known to the Lessor, and thereafter, the Lessee shall pay as Additional Rent, Lessee's Percentage share of these costs for the then current period affected by such advice (as the same may be periodically revised by Lessor as additional costs are incurred) in equal monthly installments, such new rates being applied to any months, for which the Fixed Basic Rent shall have already been paid which are affected by the Operating Cost Escalation and/or Utility and Energy Cost Escalation and/or Tax Escalation Costs above referred to, as well as the unexpired months of the current period, the adjustment for the then expired months to be made at the payment of the next succeeding monthly rental, all subject to final adjustment at the expiration of each Lease Year as defined in Article 23(e) hereof (or Partial Lease Year if the last period prior to the Lease's termination is less than twelve (12) months).

                In the event the last period prior to the Lease's termination is less than twelve (12) months, the Base Period Costs during said period shall be proportionately reduced to correspond to the duration of said final period.

        f. BOOKS AND REPORTS -- For the protection of Lessee, Lessor shall maintain books of account which, together with the back-up materials thereto, shall be open to Lessee and its representatives at all reasonable times so that Lessee can determine that such Operating, Utility and Energy and Real Estate Tax Costs have, in fact, been paid or incurred. Lessee's representatives shall not (i) perform such inspection and/or audit on a contingency basis, or (ii) perform such an inspection and/or audit for any other tenant in the Building. At Lessor's request, Lessee shall execute a confidentiality agreement reasonably acceptable to Lessor prior to any examination of Lessor's books and records. In the event Lessee disputes any one or more of said charges, Lessee shall attempt to resolve such dispute with Lessor, provided that if such dispute shall not be satisfactorily settled between Lessor and Lessee, the dispute shall be referred by either party to an independent certified public accountant to be mutually agreed upon, and if such an accountant cannot be agreed upon, The American Arbitration Association may be asked by either party to select an arbitrator, whose decision on the dispute will be final and binding upon both parties, who shall jointly share any cost of such arbitration. If the arbitrator determines that Lessor has overstated the disputed sum by more than five percent (5%), then Lessor shall pay the entire cost of the arbitration. Pending resolution of said dispute the Lessee shall pay to Lessor the sum so billed by Lessor subject to its ultimate resolution as aforesaid. The parties agree to make any adjustment to such Operating, Utility and Energy and Real Estate Tax Costs payments determined to be necessary as a result of such review by Lessee and/or arbitration.

        g. RIGHT OF REVIEW -- Once Lessor shall have finally determined said Operating, Utility and Energy or Real Estate Tax Costs at the expiration of a Lease Year, then as to the item so established, Lessee shall only be entitled to dispute said charge as finally established for a period of six (6) months after such charge is finally established, and

                Lessee specifically waives any right to dispute any such charge at the expiration of said six (6) month period.

        h. OCCUPANCY ADJUSTMENT -- If, with respect to Operating Cost Escalation, as established in Article 23(a) hereof, and Utility and Energy Cost Escalation, as established in Article 23(b) hereof, the Building is less than ninety-five percent (95%) occupied during the establishment of the respective Base Periods, then the Base Costs incurred with respect to said Operating Cost or Utility and Energy Cost shall be adjusted during any such period within the Base Period so as to reflect ninety-five percent (95%) occupancy. Similarly, if during any Lease Year or Partial Lease Year, subsequent to the Base Period the Building is less than ninety-five percent (95%) occupied, then the actual costs incurred for Operating Cost and Utility and Energy Cost shall be increased during any such period to reflect ninety-five percent (95%) occupancy so that at all times after the Base Period the Operating Cost or Utility and Energy Cost shall be actual costs, but in the event less than ninety-five percent (95%) of the Building is occupied during all or part of the Lease Year involved, the Operating Cost or Utility and Energy Cost shall not be less than that which would have been incurred had ninety-five percent (95%) of the Building been occupied. The aforesaid adjustment shall only be made with respect to those items that are in fact affected by variations in occupancy levels.

24.     LESSEE'S ESTOPPEL :

        Lessee shall, from time to time, on not less than ten (10) days prior written request by Lessor, execute, acknowledge and deliver to Lessor a written statement, substantially in the form of Exhibit F attached hereto, certifying that the Lease is unmodified and in full force and effect, or that the Lease is in full force and effect as modified and listing the instruments of modification; the dates to which the rents and charges have been paid; and, to the best of Lessee's knowledge, whether or not Lessor is in default hereunder, and if so, specifying the nature of the default. It is intended that any such statement delivered by Lessee pursuant to this Article 24 may be relied on by a prospective purchaser of Lessor's interest or mortgagee of Lessor's interest or assignee of any mortgage of Lessor's interest.

        Lessor shall, from time to time, on not less than ten (10) days prior written request by Lessee, execute, acknowledge and deliver to Lessee a written statement reasonably acceptable to Lessee, certifying that the Lease is unmodified and in full force and effect, or that the Lease is in full force and effect as modified and listing the instruments of modifications; the dates to which the rents and charges have been paid; and whether or not Lessee is in default hereunder, and if so, specifying the nature of the default. It is intended that any such statement delivered by Lessor pursuant to this Article24 may be relied on by the person to whom Lessee requests that such statement be addressed.

25.     HOLDOVER TENANCY:

        If Lessee holds possession of the Premises after the Expiration Date of this Lease, Lessee shall (i) become a tenant from month to month under the provisions herein provided, but at one hundred fifty percent (150%) of the monthly Fixed Basic Rent for the last month of the Term, plus the Additional Rent, for the first two (2) months of Lessee's holding over and two hundred percent (200%) of the monthly Fixed Basic Rent for the last month of the Term, plus the Additional Rent, thereafter, which shall continue as provided in the Lease which sum shall be payable in advance on the first day of each month, and without the requirement for demand or notice by Lessor to Lessee demanding delivery of possession of said Premises, and such tenancy shall continue until terminated by Lessor, or until Lessee shall have given to Lessor, at least thirty (30) days prior to the intended date of termination, a written notice of intent to terminate such tenancy, which termination date must be as of the end of a calendar month; and (ii) indemnify Lessor against loss or liability resulting from the delay by Lessee in so surrendering the Premises including, without limitation, any claims made by any succeeding occupant founded on such delay. Lessee's obligations under this Section shall survive the expiration or sooner termination of the Lease. The time limitations described in this Article 25 shall not be subject to extension for Force Majeure.

26.     RIGHT TO SHOW PREMISES:

        Lessor may show the Premises to prospective purchasers and mortgagees; and during the twelve (12) months prior to termination of this Lease, to prospective tenants, during Building Hours on reasonable notice to Lessee.

27.     LESSOR'S WORK - LESSEE'S DRAWINGS:

        Lessee shall accept the Premises "as is". Such term shall mean in the same condition and repair in which the prior tenant vacated such space, and Lessee shall be responsible for any demolition and removal of any improvements existing in the Premises in connection with the prior tenant's occupancy, and all other work as may be necessary to convert the Premises to Lessee's requirements. Lessor shall not be responsible for performing any work with respect to such space. Any work, changes or improvements made to such space shall be performed at Lessee's expense in accordance with the terms of Exhibit C of this Lease.

28.     WAIVER OF TRIAL BY JURY:

        To the extent such waiver is permitted by law, the parties waive trial by jury in any action or proceeding brought in connection with this Lease or the Premises.

29.     LATE CHARGE:

        Anything in this Lease to the contrary notwithstanding, at Lessor's option, Lessee shall pay a "Late Charge" of five percent (5%) of any installment of Fixed Basic Rent or Additional Rent paid more than five
        (5) business days after the due date thereof, to cover the extra expense involved in handling delinquent payments, said Late Charge to be considered Additional Rent. The amount of the Late Charge to be paid by Lessee shall be reassessed and added to Lessee's obligations for each successive monthly period until paid.

        Notwithstanding anything in this Section to the contrary, Lessor shall waive a Late Charge one time during each Lease Year provided, however, the installment of Fixed Basic Rent or Additional Rent so due is paid by the fifteenth (15th) day of the month.

30.     LESSEE'S INSURANCE:

        a. Lessee covenants to provide at Lessee's cost and expense on or before the earlier of (i) the Commencement Date, or (ii) Lessee's taking actual possession for the purpose of completing any improvement work, and to keep in full force and effect during the entire Term and so long thereafter as Lessee, or anyone claiming by, through or under Lessee, shall occupy the Premises, insurance coverage as follows:

                i. Commercial General Liability insurance with contractual liability endorsements with respect to the Premises and the business of Lessee in which Lessee shall be adequately covered under limits of liability of not less than FIVE MILLION AND 00/100 DOLLARS ($5,000,000.00) combined single limit per occurrence for bodily or personal injury (including death) and property damage. Such insurance may be carried (x) under a blanket policy covering the Premises and other locations of Lessee, if any, provided that each such policy shall in all respects comply with this Article and shall specify that the portion of the total coverage of such policy that is allocated to the Premises is in the amounts required pursuant to this Article 30 and (y) under a primary liability policy of not less than ONE MILLION AND 00/100 DOLLARS ($1,000,000.00) and the balance under an umbrella policy. Notwithstanding anything to the contrary contained in this Lease, the carrying of insurance by Lessee in compliance with this Article 30 shall not modify, reduce, limit or impair Lessee's obligations and liability under Article 33 hereof.

                ii. Fire and Extended Coverage, Vandalism, Malicious Mischief, Sprinkler Leakage and Special Extended Coverage Insurance in an amount adequate to cover the cost of replacement of all personal property, decoration, trade fixtures, furnishings, equipment in the Premises and all contents therein. Lessor shall not be liable for any damage to such property of Lessee by fire or other peril includable in the coverage afforded by the standard form of fire insurance policy with extended coverage endorsement attached (whether or not such coverage is in effect), no matter how caused, it being understood that the Lessee will look solely to its insurer for reimbursement.

                iii. Worker's Compensation Insurance in the minimum statutory amount covering all persons employed by Lessee.

                iv. Said limits shall be subject to periodic review and Lessor reserves the right to increase said coverage limits if, in the reasonable opinion of Lessor, said coverage becomes inadequate and is less than that commonly maintained by tenants in similar buildings in the area by tenants making similar uses. On or before the Commencement Date, and thereafter at Lessor's request, Lessee shall provide Lessor evidence of the insurance coverage required herein in the form of a duplicate original insurance policy, an insurance binder (countersigned by the insurer), or Evidence of Insurance (in form ACORD 27 with respect to property insurance and ACORD 25-S with respect to liability insurance) for each of the insurance policies Lessee is required to carry in compliance with its obligations under this Lease.

        b. All of the aforesaid insurance shall (i) name Lessor as an additional insured on a primary basis; (ii) be written by one or more responsible insurance companies licensed in the State of New Jersey satisfactory to Lessor and in form satisfactory to Lessor; (iii) contain endorsements substantially as follows: "It is understood and agreed that the insurer will give to Lessor, or any successor lessor, c/o Mack-Cali Realty Corporation, 11 Commerce Drive, Cranford, New Jersey, thirty (30) days prior written notice of any material change in or cancellation of this policy."; (iv) shall be written on an "occurrence" basis and not on a "claims made" basis.

        c. Lessee shall be solely responsible for payment of premium and Lessor (or its designee) shall not be required to pay any premium for such insurance. Lessee shall deliver to Lessor at least fifteen (15) days prior to the expiration of such policy, either a duplicate original or a certificate it being the intention of the parties hereto that the insurance required under the terms hereof shall be continuous during the entire Term of this Lease and any other period of time during which pursuant to the Term hereof, said insurance is required. Any insurance carried by Lessee shall be in excess of and will not contribute with the insurance carried by Lessor for injuries or damage arising out of the Premises.

        d. Lessee agrees, at its own cost and expense, to comply with all rules and regulations of the National Fire Protection Association (NFPA) National Fire Code. If, at any time or from time to time, as a result of or in connection with any failure by Lessee to comply with the foregoing sentence or any act or omission or commission by Lessee, its employees, agents, contractors or licensees, or a result of or in connection with the use to which the Premises are put (notwithstanding that such use may be for the purposes hereinbefore permitted or that such use may have been consented to by Lessor), the fire insurance rate(s) applicable to the Premises shall be higher than that which would be applicable for a business office legally permitted therein, Lessee agrees that it will pay to Lessor as Additional Rent, such portion of the premiums for all Lessor's fire insurance policies in force with respect to the building and the contents of any occupant thereof as shall be attributable to such higher rate(s).

        e. Lessor makes no representation that the limits of liability specified to be carried by Lessee or Lessor under the terms of this Lease are adequate to protect Lessee against Lessee's undertaking under this Article 30, and in the event Lessee believes that any such insurance coverage called for under this Lease is insufficient, Lessee shall provide, at is own expense, such additional insurance as Lessee deems adequate.

        f. Lessor and Lessee shall procure a clause in, or endorsement on, each of their policies for fire or extended coverage insurance covering the Premises or personal property, fixtures or equipment located therein, pursuant to which the insurance company waives subrogation or consents to a waiver of right of recovery against the other party. Lessor and Lessee agree not to make claims against, or seek to recover from, the other party for loss or damage to its property or property of others covered by such insurance (or which would be covered by insurance required to be maintained hereunder). To the extent either party shall be a self-insurer, such party waives the right of recovery, if any, against the other party, its agents and employees, for loss, damages or destruction of such self-insured party's property. In the event of any conflict between the provisions of this Section 30 f. and any other provision of this Lease, the provisions of this Section 30f. shall control.

        g. Should Lessee fail to maintain the insurance coverage as set forth in this Article 30, then Lessee shall be in default hereunder and shall be deemed to have breached its covenants as set forth herein.

31.     NO OTHER REPRESENTATIONS:

        No representations or promises shall be binding on the parties hereto except those representations and promises contained herein or in some future writing signed by the party making such representation(s) or promise(s).

32.     QUIET ENJOYMENT:

        Lessor covenants that if, and so long as, Lessee pays Fixed Basic Rent, and any Additional Rent as herein provided, and performs Lessee's covenants hereof, neither Lessor nor anyone claiming by, through or under Lessor shall do anything to affect Lessee's right to peaceably and quietly have, hold and enjoy the Premises for the Term herein mentioned, subject to the provisions of this Lease.

33.     INDEMNITY:

        Lessee shall defend, indemnify and save harmless Lessor and its agents against and from; (a) any and all claims (i) arising from (x) the conduct or management by Lessee, its subtenants, licensees, its or their employees, agents, contractors or invitees on the Premises or of any business therein, or (y) any work or thing whatsoever done, or any condition created (other than by Lessor for Lessor's or Lessee's account) in or about the Premises during the Term of this Lease, or during the period of time, if any, prior to the Commencement Date that Lessee may have been given access to the Premises, (z) any default by Lessee under the terms, covenants and conditions of this Lease or (ii) arising from any negligent or otherwise wrongful act or omission of Lessee or any of its subtenants or licensees or its or their employees, agents, contractors or invitees, and (b) all costs, expenses and liabilities including attorneys fees and disbursements incurred in or in connection with each such claim, action or proceeding brought thereon. In case any action or proceeding be brought against Lessor by reason of any such claim, Lessee, upon notice from Lessor, shall resist and defend such action or proceeding.

        Lessor shall indemnify and save harmless Lessee and Lessee's shareholders, officers, directors, employees, agents and contractors (collectively, the "Lessee INDEMNITEES") from and against (a) any and all claims of whatever nature against Lessee and/or the Lessee Indemnitees (i) arising from (x) the conduct or management by Lessor, its employees, agents, contractors or invitees on the Office Building Area or the Building, or (y) any work or thing whatsoever done, or any condition created by Lessor for Lessor's or Lessee's account in or about the Office Building Area or the Building during the Term of this Lease,
        (z) any default by Lessor in the performance of Lessor's obligations under this Lease, or (ii) arising from any negligent or otherwise wrongful act or omission of Lessor or any of its employees, agents or contractors, and (b) all costs, expenses and liabilities including attorneys' fees and disbursements incurred in or in connection with each such claim, action or proceeding brought thereon. In case any action or proceeding be brought against Lessee by reason of any

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        such claim, Lessor, upon notice from Lessee, shall resist and defend such action or proceeding.

34.     ARTICLE HEADINGS:

        The article headings in this Lease and position of its provisions are intended for convenience only and shall not be taken into consideration in any construction or interpretation of this Lease or any of its provisions.

35.     APPLICABILITY TO HEIRS AND ASSIGNS:

        The provisions of this Lease shall apply to, bind and inure to the benefit of Lessor and Lessee, and their respective heirs, successors, legal representatives and assigns. It is understood that the term "Lessor" as used in this Lease means only the owner, a mortgagee in possession or a term lessee of the Building, so that in the event of any sale of the Building or of any lease thereof, or if a mortgagee shall take possession of the Premises, the Lessor herein shall be and hereby is entirely freed and relieved of all covenants and obligations of Lessor hereunder accruing thereafter, and it shall be deemed without further agreement that the purchaser, the term lessee of the Building, or the mortgagee in possession has assumed and agreed to carry out any and all covenants and obligations of Lessor hereunder.

36.     OUTSIDE PARKING SPACES:

        Lessee's occupancy of the Premises shall include the use of the number of outside parking spaces as set forth in the Preamble. Lessor shall not be responsible for any damage or theft of any vehicle in the parking area and shall not be required to keep parking spaces clear of unauthorized vehicles or to otherwise supervise the use of the parking area. Lessee shall, upon request, promptly furnish to Lessor the license numbers of the cars operated by Lessee and its subtenants, licensees, invitees, concessionaires, officers and employees. If any vehicle of the Lessee, or of any subtenant, licensee, concessionaire, or of their respective officers, agents or employees, is parked in any part of the Common Facilities other than the employee parking area(s) designated therefor by Lessor, Lessee shall pay to Lessor such reasonable penalty as may be fixed by Lessor from time to time. All amounts due under the provisions of this Article 36 shall be deemed to be Additional Rent.

37.     LESSOR'S LIABILITY FOR LOSS OF PROPERTY:

        Lessor shall not be liable for any loss of property from any cause whatsoever, including but not limited to theft or burglary from the Premises, and any such loss arising from the negligence of Lessor, its agents, servants or invitees, or from defects, errors or omissions in the construction or design of the Premises and/or the Building, including the structural and non-structural portions thereof, and Lessee covenants and agrees to make no claim for any such loss at any time.

38.     PARTIAL INVALIDITY:

        If any of the provisions of this Lease, or the application thereof to any person or circumstances, shall to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such provision or provisions to persons or circumstances other than those as to whom or which it is held invalid or unenforceable, shall not be affected thereby, and every provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

39.     LESSEE'S BROKER:

        Lessee represents and warrants to Lessor that its broker, as defined in the Preamble is the sole broker with whom Lessee has negotiated in bringing about this Lease and Lessee agrees to indemnify and hold Lessor and its mortgagee(s) harmless from any and all claims of other brokers claiming to have dealt with Lessee and expenses in connection therewith arising out of or in connection with the negotiation of or the entering into this Lease by Lessor and Lessee. In no event shall Lessor's mortgagee(s) have any obligation to any broker involved in this transaction. In the event that no broker was involved as aforesaid, then Lessee represents and warrants to the Lessor that no broker brought about this transaction, and Lessee agrees to indemnify and hold Lessor harmless from any and all claims of any broker claiming to have dealt with Lessee arising out of or in connection with the negotiations of, or entering into of, this Lease by Lessee and Lessor.

40.     PERSONAL LIABILITY:

        Notwithstanding anything to the contrary provided in this Lease, it is specifically understood and agreed, such agreement being a primary consideration for the execution of this Lease by Lessor, that there shall be absolutely no personal liability on the part of Lessor, its constituent members (to include but not be limited to, officers, directors, partners and trustees) their respective successors, assigns or any mortgagee in possession (for the purposes of this Article, collectively referred to as "Lessor"), with respect to any of the terms, covenants and conditions of this Lease, and that Lessee shall look solely to the equity of Lessor in the Building (including, without limitation, rental income and proceeds of sale, insurance and condemnation) for the satisfaction of each and every remedy of Lessee in the event of any breach by Lessor of any of the terms, covenants and conditions of this Lease to be performed by Lessor, such exculpation of liability to be absolute and without any exceptions whatsoever.

41.     NO OPTION:

        The submission of this Lease Agreement for examination does not constitute a reservation of, or option for, the Premises, and this Lease Agreement becomes effective as a Lease Agreement only upon execution and delivery thereof by Lessor and Lessee.

42.     DEFINITIONS:

        a. AFFILIATE -- Affiliate shall mean any corporation related to Lessee as a parent, subsidiary or brother-sister corporation so that such corporation and such party and other corporations constitute a controlled group as determined under Section 1563 of the Internal Revenue Code of 1986, as amended and as elaborated by the Treasury Regulations promulgated thereunder or any business entity in which Lessee has more than a fifty percent (50%) interest.

        b. COMMON FACILITIES -- Common Facilities shall mean the non-assigned parking areas; lobby; elevator(s); fire stairs; public hallways; public lavatories; all other general Building facilities that service all Building tenants; air conditioning rooms; fan rooms; janitors' closets; electrical closets; telephone closets; elevator shafts and machine rooms; flues; stacks; pipe shafts and vertical ducts with their enclosing walls. Lessor may at any time close temporarily any Common Facilities to make repairs or changes therein or to effect construction, repairs or changes within the Building, or to discourage non-tenant parking, and may do such other acts in and to the Common Facilities as in its judgement may be desirable to improve the convenience thereof, but shall always in connection therewith, endeavor to minimize any inconvenience to Lessee.

        c. FORCE MAJEURE -- Force Majeure shall mean and include those situations beyond Lessor's reasonable control, including by way of example and not by way of limitation, acts of God; accidents; repairs; strikes; shortages of labor, supplies or materials; inclement weather; or, where applicable, the passage of time while waiting for an adjustment or insurance proceeds. Any time limits required to be met by either party hereunder, whether specifically made subject to Force Majeure or not, except those related to the payment of Fixed Basic Rent or Additional Rent, shall, unless specifically stated to the contrary elsewhere in this Lease, be automatically extended by the number of days by which any performance called for is delayed due to Force Majeure.

        d. LESSEE'S PERCENTAGE -- The parties agree that Lessee's Percentage, as defined in the Preamble, reflects and will be continually adjusted to reflect the ratio of the gross square feet of the area rented to Lessee (including an allocable share of all Common Facilities) [the numerator] as compared with the total number of gross square feet of the entire Building (or additional buildings that may be constructed within the Office Building Area) [the denominator] measured outside wall to outside wall, but excluding therefrom any storage areas. Lessor shall have the right to make changes or revisions in the Common Facilities of the Building so as to provide additional leasing area. Lessor shall also have the right to construct additional buildings in the Office Building Area for such purposes as Lessor may deem appropriate, and subdivide the lands for that purpose if necessary, and upon so doing, the Office Building Area shall become the subdivided lot on which the Building in which the Premises is located. However, if any service provided for in Article 23(a) or any utility provided for in Article 23(b) is separately billed or separately metered within the Building, then the square footage so billed or metered shall be subtracted from the denominator and the Lessee's proportionate share for such service and/or utility shall be separately computed, and the Base Costs for such item shall not include any charges attributable to said square footage. Lessee understands that as a result of changes in the layout of the Common Facilities from time to time occurring due to, by way of example and not by way of limitation, the rearrangement of corridors, the aggregate of all Building tenant proportionate shares may be equal to, less than or greater than one hundred percent (100%).

43.     LEASE COMMENCEMENT:

        The Rent Commencement Date of this Lease, as defined in the Preamble to this Lease, shall occur regardless of Lessee's failure to complete tenant improvement work pursuant to Exhibit C attached hereto. Lessor and Lessee shall ratify and confirm the Rent Commencement Date and Expiration Date by completing and signing Exhibit G attached hereto and made a part hereof.

44.     NOTICES:

        Any notice by either party to the other shall be in writing and shall be deemed to have been duly given only if (i) delivered personally or (ii) sent by registered mail or certified mail return receipt requested in a postage paid envelope addressed or (iii) sent by nationally recognized overnight delivery service, if to Lessee, at the Building (except that any notice to Lessee prior to the Rent Commencement Date shall be addressed to Lessee at 5 Sylvan Way, Parsippany, NJ 07054); if to Lessor, at Lessor's address as set forth above; or, to either at such other address as Lessee or Lessor, respectively, may designate in writing. Notice shall be deemed to have been duly given, if delivered personally, on delivery thereof, if mailed, upon the tenth (10th) day after the mailing thereof or if sent by overnight delivery service, the next business day.

45.     ACCORD AND SATISFACTION:

        No payment by Lessee or receipt by Lessor of a lesser amount than the rent and additional charges payable hereunder shall be deemed to be other than a payment on account of the earliest stipulated Fixed Basic Rent and Additional Rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment for Fixed Basic Rent or Additional Rent be deemed an accord and satisfaction, and Lessor may accept such check or payment without prejudice to Lessor's right to recover the balance of such Fixed Basic Rent and Additional Rent or pursue any other remedy provided herein or by law.

46.     EFFECT OF WAIVERS:

        No failure by Lessor to insist upon the strict performance of any covenant, agreement, term or condition of this Lease, or to exercise any right or remedy consequent upon a breach thereof, and no acceptance of full or partial rent during the continuance of any such breach, shall constitute a waiver of any such breach or of such covenant, agreement, term or condition. No consent, or waiver, express or implied, by Lessor to or of any breach of any covenant, condition or duty of Lessee shall be construed as a consent or waiver to or of any other breach of the same or any other covenant, condition or duty, unless in writing signed by Lessor.

47.     LEASE CONDITION: INTENTIONALLY OMITTED


48.     MORTGAGEE'S NOTICE AND OPPORTUNITY TO CURE:

        Lessee agrees to give any mortgagees and/or trust deed holders, by registered mail, a copy of any notice of default served upon Lessor, provided that, prior to such notice, Lessee has been notified in writing (by way of notice of assignment of rents and leases or otherwise) of the address of such mortgagees and/or trust deed holders. Lessee further agrees that, if Lessor shall have failed to cure such default within the time provided for in this Lease, then the mortgagees and/or trust deed holders shall have an additional thirty (30) days within which to cure such default, or if such default cannot be cured within that time, then such additional time as may be necessary, if within such thirty (30) days, any mortgagee and/or trust deed holder has commenced and is diligently pursuing the remedies necessary to cure such default (including but not limited to commencement of foreclosure proceedings if necessary to effect such cure), in which event this Lease shall not be terminated while such remedies are being so diligently pursued.

49.     LESSOR'S RESERVED RIGHT:

        Lessor and Lessee acknowledge that the Premises are in a Building which is not open to the general public. Access to the Building is restricted to Lessor, Lessee, their agents, employees and contractors and to their invited visitors. In the event of a labor dispute including a strike, picketing, informational or associational activities directed at Lessee or any other tenant, Lessor reserves the right unilaterally to alter Lessee's ingress and egress to the Building or make any change in operating conditions to restrict pedestrian, vehicular or delivery ingress and egress to a particular location.

50.     CORPORATE AUTHORITY:

        If Lessee is a corporation, Lessee represents and warrants that this Lease has been duly authorized and approved by the corporation's Board of Directors. The undersigned officers and representatives of the corporation represent and warrant that they are officers of the corporation with authority to execute this Lease on behalf of the corporation, and within fifteen (15) days of execution hereof, Lessee will provide Lessor with a corporate resolution confirming the aforesaid.

51.     AFTER-HOURS USE:

        Lessee shall be entitled to make use of said Standard Electric Service and HVAC beyond the Building Hours, at Lessee's sole cost and expense, provided Lessee shall notify the Lessor by 3:00 p.m. on the day that Lessee shall require said overtime use if said overtime use is required on any weekday, and by 3:00 p.m. on Friday for Saturday and/or Sunday overtime use. It is understood and agreed that Lessee shall pay the sum of SEVENTY-FIVE AND 00/100 DOLLARS ($75.00) per hour per zone for air-conditioning service and SIXTY AND 00/100 DOLLARS ($60.00) per hour per zone for heating services, plus such additional percentage increase of the aforesaid hourly sum computed by measuring the percentage increase between the rate in effect (including fuel surcharges or adjustments) during the month for which such overtime use is requested and the Base Rate. The Base Rate for purposes hereof shall be the average of the rates in effect (including surcharges and/or adjustments) during Calendar Year 2003.

        In no event shall the Lessee pay less than the sum of SEVENTY-FIVE AND 00/100 DOLLARS ($75.00) per hour per zone for such overtime air-conditioning service or less than SIXTY AND 00/100 DOLLARS ($60.00) per hour per zone for such overtime heating service.

52.     LESSEE'S EXPANSION/RELOCATION: INTENTIONALLY OMITTED


53.     BUILDING PERMIT:

        Intentionally Omitted.

54.     OPTION TO RENEW

        (a) If the term of this Lease shall then be in full force and effect and Lessee is not in default hereunder beyond applicable notice and grace periods, Lessee shall have the option to extend the term of this Lease for a period of five (5) years (the "Renewal Term") commencing on the day immediately following the Expiration Date, provided however that Lessee shall give Lessor notice of its election to extend the term no earlier than eighteen (18) months prior to the Expiration Date nor later than nine (9) months prior to the Expiration Date of the initial term. TIME BEING OF THE ESSENCE in connection with the exercise of Lessee's option pursuant to this Article.

        (b) Such extension of the term of this Lease shall be upon the same covenants and conditions, as herein set forth except: (i) for the Fixed Basic Rent (which shall be determined in the manner set forth below), (ii) the Base Period Costs shall be re-set to be those incurred in the first year of the Renewal Term, and
                (iii) that Lessee shall have no further right to extend the term of this Lease after the exercise of the single option described in paragraph (a) of this Section. If Lessee shall duly give notice of its election to extend the term of this Lease, the Renewal Term shall be added to and become a part of the Term of this Lease (but shall not be considered a part of the initial
                Term), and any reference in this Lease to the "Term of this Lease", the "Term hereof", or any similar expression shall be deemed to include such Renewal Term, and, in addition, the term "Expiration Date" shall thereafter mean the last day of such Renewal Term. Lessor shall have no obligation to perform any alteration or preparatory or other work in and to the Premises and Lessee shall continue possession thereof in its "as is" condition.

        (c) If Lessee exercises its option for the Renewal Term, the Fixed Basic Rent during the Renewal Term shall be the fair market rent for the Premises, as hereinafter defined.

        (d)     Lessor and Lessee shall use their best efforts, within thirty
                (30) days after Lessor receives Lessee's notice of its election to extend the Term of this Lease for the Renewal Term ("Negotiation Period"), to agree upon the Fixed Basic Rent to be paid by Lessee during the Renewal Term. If Lessor and Lessee shall agree upon the Fixed Basic Rent for the Renewal Term, the parties shall promptly execute an amendment to this Lease stating the Fixed Basic Rent for the Renewal Term.

        (e) If the parties are unable to agree on the Fixed Basic Rent for the Renewal Term during the Negotiation Period, then within fifteen (15) days after notice from the other party, given after expiration of the Negotiation Period, each party, at its cost and upon notice to the other party, shall appoint a person to act as an appraiser hereunder, to determine the fair market rent for the Premises for the Renewal Term. Each such person shall be a real estate broker or appraiser with at least ten years' active commercial real estate appraisal or brokerage experience (involving the leasing of office space as agent for both landlords and lessees) in the County of Morris. If a party does not appoint a person to act as an appraiser within said fifteen
                (15) day period, the person appointed by the other party shall be the sole appraiser and shall determine the aforesaid fair market rent. Each notice containing the name of a person to act as appraiser shall contain also the person's address. Before proceeding to establish the fair market rent, the appraisers shall subscribe and swear to an oath fairly and impartially to determine such rent.

                If the two appraisers are appointed by the parties as stated in the immediately preceding paragraph, they shall meet promptly and attempt to determine the fair market rent. If they are unable to agree within forty-five (45) days after the appointment of the second appraiser, they shall attempt to select a third person meeting the qualifications stated in the immediately preceding paragraph within fifteen (15) days after the last day the two appraisers are given to determine the fair market rent. If they are unable to agree on the third person to act as appraiser within said fifteen (15) day period, the third person shall be appointed by the American Arbitration Association (the "Association"), upon the application of Lessor or Lessee to the office of the Association nearest the Building. The person appointed to act as appraiser by the Association shall be required to meet the qualifications stated in the immediately preceding paragraph. Each of the parties shall bear fifty percent (50%) of the cost of appointing the third person and of paying the third person's fees. The third person, however selected, shall be required to take an oath similar to that described above.

                The three appraisers shall meet and determine the fair market rent. A decision in which two of the three appraisers concur shall be binding and conclusive upon the parties. In deciding the dispute, the appraisers shall act in accordance with the rules then in force of the Association, subject however, to such limitations as may be placed on them by the provisions of this Lease.

                Notwithstanding the foregoing, in no event shall the Fixed Basic Rent during the Renewal Term be less than the Fixed Basic Rent during the last year of the initial Term of this Lease.

        (f) After the fair market rent for the Renewal Term has been determined by the appraiser or appraisers and the appraiser or appraisers shall have notified the parties, at the request of either party, both parties shall execute and deliver to each other an amendment of this Lease stating the Fixed Basic Rent for the Renewal Term.

        (g) If the Fixed Basic Rent for the Renewal Term has not been agreed to or established prior to the commencement of the Renewal Term, then Lessee shall pay to Lessor an annual rent ("Temporary Rent") which Temporary Rent shall be equal to the Fixed Basic Rent payable by Lessee for the last year of the initial Term. Thereafter, if the parties shall agree upon a Fixed Basic Rent, or the Fixed Basic Rent shall be established upon the determination of the fair market rent by the appraiser or appraisers, at a rate at variance with the Temporary Rent (i) if such Fixed Basic Rent is greater than the Temporary Rent, Lessee shall promptly pay to Lessor the difference between the Fixed Basic Rent determined by agreement or the appraisal process and the Temporary Rent, or (ii) if such Fixed Basic Rent is less than the Temporary Rent, Lessor shall credit to Lessee's subsequent monthly installments of Fixed Basic Rent the difference between the Temporary Rent and the Fixed Basic Rent determined by agreement or the appraisal process.

        (h) In describing the fair market rent during the Renewal Term, the appraiser or appraisers shall be required to take into account the rentals at which leases are then being concluded (as of the last day of the initial Term) (for five (5) year leases without renewal options with the lessor and lessee each acting prudently, with knowledge and for self-interest, and assuming that neither is under undue duress) for as-is comparable space in the Building and in comparable office buildings in the County of Morris, without a Lessor contribution for tenant fit-up but with new base years.

55.     RIGHT OF FIRST OFFER

        a.      i.      Subject to the provisions of this Article, Lessee shall
                        have the option to lease from Lessor space on the east wing of the second (2nd) floor as shown on the attached floor plan, ("Additional Space") at the expiration of the existing space lease(s) for such Additional Space, or to the extent any portion of the Additional Space is presently vacant, at the expiration of the initial lease for such vacant space. If the Term of this Lease shall be in full force and effect on the expiration or termination date of the existing space lease(s) or initial space lease, as the case may be, for the Additional Space, subject to Lessor's right to renew such lease(s), and the date upon which Lessee shall exercise the option hereinafter referred to, Lessee shall have the option to lease all, but not less than all of the Additional Space on an as-is basis, provided Lessee gives Lessor written notice of such election within fifteen (15) business days after Lessee shall receive Lessor's notice that such Additional Space is available for leasing to Lessee. If Lessee fails or refuses to exercise this option within the time period set forth above (TIME BEING OF THE ESSENCE), then and in such event Lessee shall have no further rights under this Section with respect to such Additional Space. If
                        Lessee shall elect to lease said Additional Space: (v) said Additional Space shall be deemed incorporated within and part of the Premises on the date that Lessor shall notify Lessee that such Additional Space is ready for occupancy by Lessee and shall expire on the Expiration Date of this Lease, (x) the Fixed Basic Rent payable under this Lease shall be increased by an amount such that during the balance of the term of this Lease the Fixed Basic Rent for said Additional Space shall be the then fair market rent for the Additional Space, as determined in the manner set forth in clause (ii) below,
                        (y) Lessee's Percentage Share shall be proportionately increased, and (z) all other terms and provisions set forth in this Lease shall apply, except that Lessor not be required to perform any work with respect to said
                        Additional Space.

                        The parties shall promptly execute an amendment of this Lease confirming Lessee's election to lease said Additional Space and the incorporation of said Additional Space into the Premises.

                ii. Lessor and Lessee shall use their best efforts, within thirty (30) days after Lessor receives Lessee's notice of its election to lease said Additional Space, ("Negotiation Period") to agree upon the Fixed Basic Rent to be paid by Lessee for said Additional Space. If Lessor and Lessee shall agree upon the Fixed Basic Rent, the parties shall promptly execute an amendment to this Lease stating the Fixed Basic Rent for the Additional Space.

                        If the parties are unable to agree on the Fixed Basic Rent for said Additional Space during the Negotiation Period, then within fifteen (15) days notice from the other party, given after expiration of the Negotiation Period, each party, at its cost and upon notice to the other party, shall appoint a person to act as an appraiser hereunder, to determine the fair market rent for the Additional Space. Each such person shall be a real estate broker or appraiser with at least ten (10) years' active commercial real estate appraisal or brokerage experience (involving the leasing of similar space as agent for both landlords and tenants) in Morris County. If a party does not appoint a person to act as an appraiser within said fifteen (15) day period, the person appointed by the other party shall be the sole appraiser and shall determine the aforesaid fair market rent. Each notice containing the name of a person to act as appraiser shall contain the person's address. Before proceeding to establish the fair market rent, the appraisers shall subscribe and swear to an oath fairly and impartially to determine such rent.

                        If the two appraisers are appointed by the parties as stated in the immediately preceding paragraph, they shall meet promptly and attempt to determine the fair market rent. If they are unable to agree within forty-five (45) days after the appointment of the second appraiser, they shall attempt to select a third person meeting the qualifications stated in the immediately preceding paragraph within fifteen (15) days after the last day the two appraisers are given to determine the fair market rent. If they are unable to agree on the third person to act as appraiser within said fifteen
                        (15) day period, the third person shall be appointed by the American Arbitration Association, upon the application of Lessor or Lessee to the office of the Association nearest the Building. The person appointed to act as appraiser by the Association shall be required to meet the qualifications stated in the immediately preceding paragraph. Each of the parties shall bear fifty percent (50%) of the cost of appointing the third person and of paying the third person's fees. The third person, however selected, shall be required to take an oath similar to that described above.

                        The three appraisers shall meet and determine the fair market rent. A decision in which two of the three appraisers concur shall be binding and conclusive upon the parties. In deciding the dispute, the appraisers shall act in accordance with the rules then in force of the American Arbitration Association, subject however, to such limitations as may be placed on them by the provisions of this Lease.

                        After the Fixed Basic Rent for the Additional Space has been determined by the appraiser or appraisers and the appraiser or appraisers shall have notified the parties, at the request of either party, both parties shall execute and deliver to each other an amendment of this Lease stating the Fixed Basic Rent for the Additional Space.

                        If the Fixed Basic Rent for said Additional Space has not been agreed to or established prior to the incorporation of said Additional Space in the Premises, then Lessee shall pay to Lessor an annual rent ("Temporary Rent") which Temporary Rent on a per square foot basis shall be equal to the Fixed Basic Rent, on a per square foot basis, then being paid by Lessee for the Premises.

                        Thereafter, if the parties shall agree upon a Fixed Basic Rent, or the Fixed Basic Rent shall be established upon the determination of the fair market rent by the appraiser or appraisers, at a rate at variance with the Temporary Rent (i) if such Fixed Basic Rent is greater than the Temporary Rent, Lessee shall promptly pay to Lessor the difference between the Fixed Basic Rent determined by agreement or the appraisal process and the Temporary Rent, or (ii) if such Fixed Basic Rent is less than the Temporary Rent, Lessor shall credit to Lessee's subsequent monthly installments of Fixed Basic Rent the difference between the Temporary Rent and the Fixed Basic Rent determined by agreement or the appraisal process.

                        In determining the fair market rent for said Additional Space, the appraiser or appraisers shall be required to take into account the rentals at which leases are then being concluded for comparable space in the Building and in comparable buildings in the County of Morris, New Jersey, without a Lessor contribution for tenant fit-up. In no event shall the Fixed Basic Rent for the Additional Space, on a per square foot basis, be less than the Fixed Basic Rent for the Premises, on a per square foot basis.

                b. The option granted to Lessee under this Article 55 may be exercised only by Lessee, its permitted successors and assigns, and not by any subtenant or any successor to the interest of Lessee by reason of any action under the Bankruptcy Code, or by any public officer, custodian, receiver, United States Trustee, trustee or liquidator of Lessee or substantially all of Lessee's property. Lessee shall have no right to exercise any of such options subsequent to the date Lessor shall have the right to give the notice of termination referred to in Article
                13. Notwithstanding the foregoing, Lessee shall have no right to exercise the option granted to Lessee hereunder if, at the time it gives notice of such election (i) Lessee shall not be in occupancy of substantially all of the Premises or (ii) the Premises or any part thereof shall be the subject of a sublease. If Lessee shall have elected to exercise its option hereunder, such election shall bee deemed withdrawn if, at any time after the giving of notice of such election and prior to the occupancy of the Additional Space, Lessee shall sublease all or any part of the Premises.

56.     ROOF RIGHTS.

        Without limiting any other provision of this Lease, Lessee shall have the non-exclusive right to install one satellite dish ( the "Dish") and a supplemental air conditioning unit for the Premises (the "Air Conditioner" and, together with the Dish, the "Facilities") on the roof of the Building (including necessary connection to the Demised Premises) for use by Lessee, provided any such installations shall be subject to Lessor's prior consent, which consent shall not be unreasonably withheld, conditioned or delayed. Any such Facilities shall be installed in accordance with all applicable laws and building codes. Lessee shall remove such Facilities at the expiration or earlier termination of the Lease; provided Lessee shall repair any damage to the roof caused by such removal. Prior to making any installations on the roof of the Building, Lessee shall use a roofing contractor for all work to be performed by Lessee on the roof of the Building approved by Lessor, which approval shall not be unreasonably withheld.

        Lessee shall furnish detailed plans and specifications for the Facilities (or any modifications thereof) to Lessor for its approval. The parties agree that Lessee's use of the rooftop of the Building is a non-exclusive use and Lessor may permit the use of any other portion of the roof to any other person for any use including installation of other satellite dishes, antennas and support equipment. Lessee shall use its reasonable efforts to insure that its use of the rooftop does not impair such other person's data transmission and reception via its respective antennas and support equipment. If Lessee's construction, installation, maintenance, repair, operation or use of the Dish shall interfere with the rights of Lessor (including, without limitation, Lessor's right to reasonably use the remainder of the roof) or other lessees in the Building, Lessee shall cooperate with Lessor or such other lessees in eliminating such interference; provided, however, the cost of remedying such interference shall be borne by the party which is suffering such interference, unless such party was not suffering such interference prior to the use of the Dish causing such interference by Lessee, in which case the cost of remedying such interference shall be borne by Lessee. Lessee shall secure and keep in full force and effect, from and after the time Lessee begins construction and installation of the Facilities, such supplementary insurance with respect to the Facilities as Lessor may reasonably require, provided that the same shall not be in excess of that which would customarily be required from time to time by Lessors of buildings of similar class and character in Morris County, New Jersey with respect to similar installations.

        In connection with the installation, maintenance and operation of the Facilities , Lessee, at Lessee's sole cost and expense, shall comply with all legal requirements and shall procure, maintain and pay for all permits required therefor, and Lessor makes no warranties whatsoever as to the permissibility of the Facilities under applicable legal requirements or the suitability of the roof of the Building for the installation thereof. If Lessor's structural engineer deems it advisable that there be structural reinforcement of the roof in connection with the installation of the Facilities, Lessor shall perform same at Lessee's cost and expense and Lessee shall not perform any such installation prior to the completion of any such structural reinforcement. The installation of the Facilities shall be subject to the provisions of Articles 5 and 6 applicable to alterations and installations. For the purpose of installing, servicing or repairing the Facilities, Lessee shall have access to the rooftop of the Building, upon reasonable notice to Lessor, and Lessor shall have the right to require, as a condition to such access, that Lessee (or its employee, contractor or other representative) at all times be accompanied by a representative of Lessor. Lessee shall pay for all electrical service required for Lessee's use of the Facilities, in accordance with the provision set forth in Article 22 hereof.

        Lessee, at its sole cost and expense, shall promptly repair any and all damage to the rooftop or to any other part of the Building caused by the installation, maintenance and repair, operation or removal of the Facilities. Lessee shall be responsible for all costs and expense for repairs of the roof which result from Lessee's use of the roof for the construction, installation, maintenance, repair, operation and use of the Facilities. All installations made by Lessee on the rooftop or in any other part of the Building pursuant to the provisions of this
        Article 56 shall be at the sole risk of Lessee, and neither Lessor, nor any agent or employee of Lessor, shall be responsible or liable for any injury or damage to, or arising out of, the Facilities. Lessee's indemnity under Article 33 shall apply with respect to the installation, maintenance, operations, presence or removal of the Facilities by Lessee.

        Upon the expiration of the Term, the Facilities shall be removed by Lessee at its sole cost and expense, and Lessee shall repair any damage to the rooftop or any other portions of the Building to substantially their condition immediately prior to Lessee's installation of the Facilities (ordinary wear and tear excepted).

        Notwithstanding anything to the contrary contained in this Article 56, Lessor shall have the right, at Lessor's expense, on not less than thirty (30) days' prior notice, to relocate the Facilities to another location on the roof of the Building, such expense to include, without limitation, the removal of the existing Facilities, the purchasing of labor, materials and equipment necessary for the relocation thereof and the reinstallation of the Facilities at such other location as reasonably designated by Lessor on the roof of the Building, provided that Lessor does not, except if work is reasonably required to be performed on the roof or in the

        Building, either materially interfere with or adversely affect the receipt of and/or transmittal of microwaves or other similar signals, and Lessee shall cooperate in all reasonable respects with Lessor in any such relocations; provided, however, that if such relocation is done pursuant to any legal requirement, the cost thereof shall be borne by Lessee (unless such legal requirement relates to, or results from, other actions taken, or permitted to be taken, by Lessor, in which event Lessor shall bear all of the costs and expenses of such relocation).

        The rights granted in this Article 56 are given in connection with, and as part of the rights created under this Lease and are not separately transferable or assignable.

        If the installation of the Facilities or act or omission relating thereto should revoke, negate or in any manner impair or limit any roof warranty or guaranty obtained by Lessor, then Lessee shall reimburse Lessor for any loss or damage sustained or costs or expenses incurred by Lessor as a result of such impairment or limitation.

57.     LESSOR'S INSURANCE:

        During the Term, Lessor shall maintain the following insurance, insuring Lessor and any mortgagee, as their respective interests may appear: (x) insurance against damage to the Building and Office Building Area by all risks of direct physical loss in an amount equivalent to the full replacement cost thereof; (y) comprehensive general liability insurance against claims for bodily injury and property damage occurring in or about the Common Facilities in amounts customarily carried by owners of similar buildings in the Morris County, New Jersey area; and (z) insurance against such other hazards as, from time to time, are then commonly insured against for buildings similarly situated in amounts normally carried with respect thereto. All insurance maintained pursuant to this Article 57 may be effected by blanket insurance policies.

58.     OTHER AGREEMENTS:

        Lessor shall deliver to Lessee, upon the execution of this Lease, the written agreement of Mack-Cali Morris Realty L.L.C. ("MCMR"), in form and substance reasonably satisfactory to Lessee, providing for: (i) effective as of the Rent Commencement Date of this Lease, the termination of that certain Lease, dated August 15, 2000, by and between MCMR and The Medicines Company ("TMC"), and that certain Lease, dated February 28, 2000, between MCMR and Stack Pharmaceuticals, Inc., assigned to TMC by Assignment and Assumption of Lease dated October 18, 2001, relating to premises located at 5 Sylvan Way, Parsippany, New Jersey, in each case as if such termination were occurring upon the respective expiration dates of such leases, and (ii) the extension of the term of that certain Storage Space License, dated October 12, 2001, between MCMR and TMC until the earlier of (x) the Expiration Date of this Lease, or (y) such date as storage space, similar in size and quality to the space which is the subject of such license, shall be available in the Building for use by Lessee. If storage space in the Building shall become available for leasing, Lessor shall use commercially reasonable efforts to notify Lessee and Lessee shall have fifteen (15) business days to accept Lessor's offer upon the terms and conditions set forth in Lessor's offer. A failure of Lessor to notify Lessee of the availability of such storage space shall not constitute default under this Lease.

        EACH PARTY AGREES that it will not raise or assert as a defense to any obligation under this Lease or make any claim that this Lease is invalid or unenforceable due to any failure of this document to comply with ministerial requirements including, but not limited to, requirements for corporate seals, attestations, witnesses, notarizations, or other similar requirements, and each party hereby waives the right to assert any such defense or make any claim of invalidity or unenforceability due to any of the foregoing.

        IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals the day and year first above written.

LESSOR:                                       LESSEE:
SYLVAN/ CAMPUS REALTY L.L.C                   THE MEDICINES COMPANY

By: Grove Street Associates of Jersey City
    Limited Partnership, member

By: Mack-Cali Sub IV, Inc., its general
    partner

By:   /s/ Michael K. Nevins                   By:   /s/ Steven H. Koehler
      -----------------------------------           ----------------------------------
      Michael K. Nevins                             Name: Steven H. Koehler
      Vice President - Leasing                      Title: Chief Financial Officer

                                    EXHIBIT A

                              LOCATION OF PREMISES


                               Exhibit A - Page 1

                                   EXHIBIT A-1

                              OFFICE BUILDING AREA

All that certain lot, piece or parcel of land, with the buildings and improvements thereon erected, situate, lying and being in the Township of Parsippany-Troy Hills, County of Morris, State of New Jersey:

BEGINNING at an iron pipe at a corner common to Lot 3.10 and Lot 3.11 Block 202 on the easterly right-of-way line of Hilton Court as shown on a map entitled "Final Plat of Prudential Business Campus, Block 202, Lots 3.02 thru 3.12 Tax Map Sheet Nos. 62 & 63, 66 & 67, 69 & 70, situated in Parsippany-Troy Hills Township, Morris County, New Jersey, Sheet 1 of 2" prepared by Henderson and Bodwell, Russell S. Bodwell, P.E. & L.S., N.J. License No. 8456. Said map being filed in the Morris County Clerk's Office on April 29, 1980 as Map #3908; thence

1. Along the easterly right-of-way line of Hilton Court on the arc of a curve to the left having a radius of 525.00 feet, an arc length of
        118.00 feet and a central angle of 12? 52' 40" to a point of tangency; thence

2. Continuing along same, N 08? 47' 00" E 490.89 feet to a point of curvature; thence

3. Along the arc of a curve to the right having a radius of 90.00 feet, an arc length of 141.37 feet and a central angle of 90? 00' 00" to a concrete monument at a point of tangency on the southerly right-of-way line of Campus Drive; thence

4. Along same, S 81 (degree) 12' 00" E 455.00 feet to a concrete monument at a point of curvature; thence

5. Along the arc of a curve to the right having a radius of 40.00 feet, an arc length of 62.83 feet and a central angle of 90 (degree) 00' 00", to a concrete monument at a point of tangency; thence along the westerly right-of-way line of Dryden Way on the following three courses:

6.      S 08 (degree) 47' 00" W 704.33 feet to a concrete monument; thence

7.      N 81 (degree) 13' 00" W 2.00 feet to a concrete monument; thence

8.      S 08 (degree) 47' 00" W 89.88 feet to an iron pipe; thence

9. Along a line common to Lot 3.10 and Lot 3.11, Block 202, N 68 (degree) 20' 20" W 611.59 feet to the point of BEGINNING.

All that certain tract, or parcel of land and premises, hereinafter particularly described, situate, lying and being in the Township of Parsippany-Troy Hills, in the County of Morris, and the State of New Jersey:

BEGINNING at the point of intersection of the projection of the westerly sideline of Parsippany Road and the northerly sideline of Eastman's Road, running thence South 85 (degree) 19' 57" West 96.53 feet to the true point Of the beginning and running thence;

(1) Along the northerly sideline of said Eastman's Road, 60 feet wide, South 85 (degree) 19' 57" West 393.30 feet; thence

(2)     North 53 (degree) 22' 15" West 238.00 feet; thence

(3)     North 50 (degree) 43' 10" West 216.33 feet; thence

(4) North 39 (degree) 16'50" East 134.14 feet along southeasterly sideline of Interstate Route 287 (formerly U.S. Route 202) as shown on a plat entitled "New Jersey State Highway Department General Property Parcel Map Route U.S. 202 Freeway Section 1" sheets 1 through 4 dated December, 1953 and filed in the Morris County Clerk's Office on February 18, 1955 as Map No. 1560-F; thence

                               Exhibit A - Page 1

(5) At right angles to said Interstate Route 287 South 50 (degree) 43' 10" East 5.00 feet; thence

(6) At right angles to the previous course and along the southerly sideline of said Interstate 287 as shown on a plat entitled "New Jersey State Highway Department General Property Parcel Map Route U.S. 202 Freeway
        Section 1" sheets 1 through 4 dated December, 1953 and filed in the Morris County Clerk's Office on February 18, 1955 as Map No. 1560-F, North 39 (degree) 16' 50" East 355.00 feet; thence

(7) Leaving the southeasterly sideline of said Interstate Route 287, North 85 (degree) 16' 50" East 135.00 feet; thence

(8)     South 67 (degree) 43' 10" East 145.00 feet; thence

(9)     South 50 (degree) 43' 10" East 105.00 feet; thence

(10)    South 30 (degree) 43' 10" East 75.00 feet; thence

(11) South 18 (degree) 24' 25" East 361.30 feet along the westerly sideline of Parsippany Road; thence

(12) Along the westerly sideline of Parsippany Road, South 17 (degree) 35' 00" East 44.13 feet; thence

(13)    South 51 (degree) 30' 00" West 100.73 feet; to the point of BEGINNING.

The forgoing premises are shown on a survey make by Couvrette Associates Inc. Consulting Engineers, Rockaway, New Jersey, dated September 21, 1978, last revised to April 1, 1992 showing Lot 1, Block 738, Tax Maps Township of Parsippany-Troy Hills, Morris County, New Jersey.

The foregoing survey reference shall not be deemed or construed to limit or diminish the estate more particularly described above and encumbered hereby.

                               Exhibit A - Page 2

                                   EXHIBIT B

                              RULES AND REGULATIONS

1. OBSTRUCTION OF PASSAGEWAYS: The sidewalks, entrance, passages, courts, elevators, vestibules, stairways, corridors and public parts of the Building shall not be obstructed or encumbered by Lessee or used by Lessee for any purpose other than ingress and egress. If the Premises are situated on the ground floor with direct access to the street, then Lessor shall, at Lessor's expense, keep the sidewalks and curbs directly in front of the Premises clean and free from ice, snow and refuse.

2. WINDOWS: Windows in the Premises shall not be covered or obstructed by Lessee. No bottles, parcels or other articles shall be placed on the windowsills, in the halls, or in any other part of the Building other than the Premises. No article shall be thrown out of the doors or windows of the Premises.

3. PROJECTIONS FROM BUILDING: No awnings, air-conditioning units, or other fixtures shall be attached to the outside walls or the window sills of the Building or otherwise affixed so as to project from the Building, without prior written consent of Lessor.

4. SIGNS: No sign or lettering shall be affixed by Lessee to any part of the outside of the Premises, or any part of the inside of the Premises so as to be clearly visible from the outside of the Premises, without the prior written consent of Lessor, which consent shall not be unreasonably withheld or delayed. However, Lessee shall have the right to place its name on any door leading into the Premises the size, color and style thereof to be subject to the Lessor's approval. Lessee shall not have the right to have additional names placed on the Building directory without Lessor's prior written consent.

5. FLOOR COVERING: Lessee shall not lay linoleum or other similar floor covering so that the same shall come in direct contact with the floor of the Premises. If linoleum or other similar floor covering is desired to be used, an interlining of builder's deadening felt shall first be fixed to the floor by a paste or other material that may easily be removed with water, the use of cement or other similar adhesive material being expressly prohibited.

6. INTERFERENCE WITH OCCUPANTS OF BUILDING: Lessee shall not make, or permit to be made, any unseemly or disturbing noises or odors and shall not interfere with other tenants or those having business with them. Lessee will keep all mechanical apparatus in the Premises free of vibration and noise which may be transmitted beyond the limits of the Premises.

7. LOCK KEYS: No additional locks or bolts of any kind shall be placed on any of the doors or windows by Lessee. Lessee shall, on the termination of Lessee's tenancy, deliver to Lessor all keys to any space within the Building either furnished to or otherwise procured by Lessee, and in the event of the loss of any keys furnished, Lessee shall pay to Lessor the cost thereof. Lessee, before closing and leaving the Premises, shall ensure that all windows are closed and entrance doors locked. Nothing in this Paragraph 7 shall be deemed to prohibit Lessee from installing a burglar alarm within the Premises, provided: (1) Lessee obtains Lessor's consent which will not be unreasonably withheld or delayed; (2) Lessee supplies Lessor with copies of the plans and specifications of the system; (3) such installation shall not damage the Building; and (4) all costs of installation shall be borne solely by Lessee.

8. CONTRACTORS: No contract of any kind with any supplier of towels, water, toilet articles, waxing, rug shampooing, venetian blind washing, furniture polishing, lamp servicing, cleaning of electrical fixtures, removal of waste paper, rubbish, garbage, or other like service shall be entered into by Lessee, nor shall any machine of any kind be installed in the Building or the Office Building Area (other than ordinary office equipment) without the prior written consent of the Lessor. Lessee shall not employ any persons other than Lessor's janitors for the purpose of cleaning the Premises without prior written consent of Lessor. Lessor shall not be responsible to Lessee for any loss of property from the Premises however occurring, or for any damage to the effects of Lessee by such janitors or any of its employees, or by any other person or any other cause.

                               Exhibit B - Page 1

9. PROHIBITED ON PREMISES: Lessee shall not conduct, or permit any other person to conduct, any auction upon the Premises, manufacture or store goods, wares or merchandise upon the Premises without the prior written approval of Lessor, except the storage of usual supplies and inventory to be used by Lessee in the conduct of his business, permit the Premises to be used for gambling, make any unusual noises in the Building, permit to be played musical instrument on the Premises, permit any radio to be played, or television, recorded or wired music in such loud manner as to disturb or annoy other tenants, or permit any unusual odors to be produced on the Premises. Lessee shall not permit any portion of the Premises to be occupied as an office for a public stenographer or typewriter, or for the storage, manufacture, or sale of intoxicating beverages, narcotics, tobacco in any form or as a barber or manicure shop. Canvassing, soliciting and peddling in the Building and the Office Building Area are prohibited and Lessee shall cooperate to prevent the same. No bicycles, vehicles or animals of any kind shall be brought into or kept in or about the Premises.

10. PLUMBING, ELECTRIC AND TELEPHONE WORK: Plumbing facilities shall not be used for any purpose other than those for which they were constructed; and no sweepings, rubbish, ashes, newspaper or other substances of any kind shall be thrown into them. Waste and excessive or unusual amounts of electricity or water is prohibited. When electric wiring of any kind is introduced, it must be connected as directed by Lessor, and no stringing or cutting of wires will be allowed, except by prior written consent of Lessor, and shall be done by contractors approved by Lessor. The number and locations of telephones, telegraph instruments, electrical appliances, call boxes, etc. shall be subject to Lessor's approval.

11. MOVEMENT OF FURNITURE, FREIGHT OR BULKY MATTER: The carrying in or out of freight, furniture or bulky matter of any description must take place during such hours as Lessor may from time to time reasonably determine and only after advance notice to the superintendent of the Building. The persons employed by Lessee for such work must be reasonably acceptable to the Lessor. Lessee may, subject to these provisions, move freight, furniture, bulky matter, and other material into or out of the Premises on Saturdays between the hours of 9:00 a.m. and 1:00 p.m., provided Lessee pays additional costs, if any, incurred by Lessor for elevator operators or security guards, and for any other expenses occasioned by such activity of Lessee. If, at least three (3) days prior to such activity, Lessor requests that Lessee deposit with Lessor, as security of Lessee's obligations to pay such additional costs, a sum of which Lessor reasonably estimates to be the amount of such additional cost, the Lessee shall deposit such sum with Lessor as security of such cost. There shall not be used in the Building or Premises, either by Lessee or by others in the delivery or receipt of merchandise, any hand trucks except those equipped with rubber tires and side guards, and no hand trucks will be allowed in the elevators without the consent of the superintendent of the Building.

12. SAFES AND OTHER HEAVY EQUIPMENT: Lessor reserves the right to prescribe the weight and position of all safes and other heavy equipment so as to distribute properly the weight thereof and to prevent any unsafe condition from arising.

13. ADVERTISING: Lessor shall have the right to prohibit any advertising by Lessee which in Lessor's reasonable opinion tends to impair the reputation of the Building or its desirability as a building for offices, and upon written notice from Lessor, Lessee shall refrain from or discontinue such advertising.

14. NON-OBSERVANCE OR VIOLATION OF RULES BY OTHER TENANTS: Lessor shall not be responsible to Lessee for non-observance or violation of any of these rules and regulations by any other tenant.

15. AFTER HOURS USE: Lessor reserves the right to exclude from the Building between the hours of 6:00 p.m. and 8:00 a.m. and at all hours on Saturdays, Sundays and Building Holidays, all persons who do not present a pass to the Building signed by the Lessee. Each Lessee shall be responsible for all persons for whom such a pass is issued and shall be liable to the Lessor for the acts of such persons.

16. PARKING: Lessee and its employees shall park their cars only in those portions of the parking area designated by Lessor.

                               Exhibit B - Page 2

17. Lessor hereby reserves to itself any and all rights not granted to Lessee hereunder, including, but not limited to, the following rights which are reserved to Lessor for its purposes in operating the Building:

        a) the exclusive right to the use of the name of the Building for all purposes, except that Lessee may use the name as its business address and for no other purposes; and

        b) the right to change the name or address of the Building, without incurring any liability to Lessee for doing so; and

        c) the right to install and maintain a sign on the exterior of the Building; and

        d) the exclusive right to use or dispose of the use of the roof of the Building; and

        e) the right to limit the space on the directory of the Building to be allotted to Lessee; and

        f) the right to grant to anyone the right to conduct any particular business or undertaking in the Building.

18. The Lessee shall be responsible for initiating, maintaining and supervising all health and safety precautions and/or programs required by Law in connection with the Lessee's use and occupancy of the Premises.

19. The Lessee shall not store, introduce or otherwise permit any material known to be hazardous within the Premises, other than normal office cleaners and substances used in ordinary office machines. Any material within the Premises which is determined to be hazardous shall be removed and properly disposed of by the Lessee at the Lessee's sole expense.

                                    -- END --

                               Exhibit B - Page 3

                                    EXHIBIT C

                          LESSEE'S WORK AND ALTERATIONS

1. Lessee may make the alterations required for Lessee's use of the Premises (hereinafter the "Work") after the Commencement Date subject to the following:

        a. Lessee, at its sole cost and expense, shall prepare and submit to Lessor, for Lessor's and governmental approval, the following descriptive information, detailed architectural and engineering drawings and specifications (hereinafter the "Plans") for the Work. The Plans shall be as complete and finished as required to completely describe the Work and shall include, but not be limited to, the following:

                i. Demolition Plans depicting all existing conditions to be removed, abandoned or cut patched.

                ii. Architectural floor plans depicting partition locations and types; door location, size, and hardware types.

                iii. Structural plans, if required, depicting new structural components and their connections to existing elements.

                iv. Electrical plans depicting all new and existing electrical wiring, devices, fixtures and equipment.

                v. Mechanical plans depicting all new plumbing, piping, heating, ventilating, air conditioning equipment, and duct work and its connections to existing elements.

                vi. Life Safety System plans depicting all new or altered alarm system fixtures, devices, detectors and wiring within the Premises and their connection to existing systems.

                vii. Coordinated reflected ceiling plan showing ceiling systems and materials and all of the above items and their proximity to one another.

                viii. Finish plans showing locations and types of all interior finishes with a schedule of all proposed materials and manufacturers.

                The Plans shall provide for all systems and construction components complying with the requirements of all governmental authorities and insurance bodies having jurisdiction over the Building.

        b. The Plans for the Work are subject to Lessor's prior written approval which shall not be unreasonably withheld, provided, however, that Lessor may in any event disapprove the Plans if they are incomplete, inadequate or inconsistent with the terms of the Lease or with the quality and architecture of the Building. Lessor agrees to approve or disapprove the Plans within three (3) business days of receipt of same (the "Lessor's Approval Period"). If Lessor disapproves the Plans or any portion thereof, Lessor shall promptly notify Lessee thereof and of the revisions which Lessor reasonably requires in order to obtain Lessor's approval Lessee shall, at its sole cost and expense, submit the Plans, in such form as may be necessary, with the appropriate governmental agencies for obtaining required permits and certificates. Any changes required by any governmental agency affecting the Work or the Plans shall be complied with by Lessee in completing said Work at Lessee's sole cost and expense. Lessee shall submit completed Plans to Lessor simultaneously with Lessee's submission of said plans to the local building department.

2. Lessor shall permit Lessee to solicit competitive pricing and select its own general and/or individual subcontractors to perform the Work at its sole cost

        a. All general contractors shall be subject to Lessor's prior written approval, which shall not be unreasonably withheld. Lessor hereby approves Interior Resource Group as

                               Exhibit C - Page 1

                Lessee's general contractor for the Work.

        b. Lessee shall instruct all approved general contractors to exclusively use Lessor's Base Building Sub-Contractors for heating, ventilation, air conditioning, electrical, fire suppression and life safety systems (hereinafter "Building Systems"). Other subcontractors may be used only when specifically approved in writing by Lessor, which approval shall not be unreasonably withheld or delayed.

        c. The Base Building Sub-Contractors and their respective trades are set forth in Paragraph 6 below.

        d. Lessee notifies Lessor in writing of Lessee's selection of general and subcontractors.

        e. All costs associated with the biding process soliciting competitive pricing will be at the sole cost and expense of the Lessee.

        f. Lessee's workmen and mechanics shall work in harmony and not interfere with the labor employed by Lessor, Lessor's mechanics or contractors or by any other occupant of the Building or their mechanic or contractors, if any. If at any time Lessee and/or its contractors cause disharmony or interference with the operation of the Building, Lessor shall give forty-eight (48) hours written notice to Lessee and within twenty-four (24) hours Lessee shall resolve any dispute so that the tenor of the construction process and the operation of the Building is returned to that which existed prior to Lessor's notice. Such entry by Lessee's contractors shall be deemed controlled by all of the terms, covenants, provisions and conditions of the Lease.

        g. Prior to the commencement of the Work, Lessee shall provide Lessor with evidence of Lessee's contractors and sub-contractors carrying such worker's compensation, general liability, personal and property insurance required by law and in amounts no less than the amounts set forth in Paragraph 7 herein. Lessor shall not be liable in any way for any injury, loss or damage which may occur to any portion of the Work, Lessee's decorations, or installments so made, the same being solely at Lessee's risk.

        h. In the event Lessor approves the use of subcontractors other than Lessor's Base Building sub-contractors, all proposed Building System work, including the preparation of the plans and specifications identified herein, shall be approved by Lessor's engineers (the "Engineering Review"), and any cost thereof shall be Lessee's responsibility.

        i. Lessor shall afford Lessee and its contractors the opportunity to use the Building facilities at reasonable cost in order to enable Lessee and its contractors to perform the Work, provided however, that Lessee and its contractors shall remain responsible for the scheduling and transportation of materials and equipment used in the performance of such work. Lessee shall give Lessor adequate prior notice with regard to the scheduling and transportation of materials in and out of the Building. Lessor shall furnish, at Lessor's expense, water, electricity, heat and ventilation during the performance of the Work during regular construction trade hours of 8:00 a.m. to 5:00 p.m., Monday through Friday, exclusive of trade holidays. Scavenger service shall be provided by Lessor at Lessee's expense.

        j. All plans, changes to the plans and work installed by Lessee and its sub-contractors shall require inspections to be made by Lessor's Base Building Sub-Contractors at Lessee's or Lessee's contractors expense (the "Inspection Fees"). The Base Building Sub-Contractors shall supply Lessor with certification that work so preformed has been completed in accordance with the Plans which have been previously approved by Lessor. If a Base Building Sub-Contractor is selected and actually installs the work, the Inspection Fees described in this paragraph with respect to such work shall not be required.

        k. Lessee shall be responsible for all cleaning and removal of debris necessitated by the performance of the Work. If Lessee fails to provide such cleaning and removal, the same may be performed by Lessor on Lessee's behalf and Lessee will pay Lessor an amount equal to the contractor's charge therefore, plus twenty percent (20%) thereof.

                               Exhibit C - Page 2

        l. Neither the outside appearance nor the strength of the Building or of any of its structural parts shall be affected by the Work.

        m. The proper functioning of any of the Building Systems shall not be adversely affected or the usage of such systems by Lessee shall not be materially increased above the projected usage of such systems indicated by the current plans and specifications of the Building.

        n. Lessee and its general and sub-contractors shall be bound by and observe all of the conditions and covenants contained in the Lease and this Exhibit A.

        o. Lessor shall designate a "Project Manager" as its representative in the Building who shall be responsible for coordination and supervision of the Work as it pertains to the daily operation of the Building. The Project Manager and his subordinates shall be granted access to the Premises at all times during the construction period.

        p. Lessee agrees to pay Lessor three percent (3%) of the contract awarded to Lessee's general contractor and/or any subcontractors to reimburse Lessor for coordination, supervision, and utility costs.

3.      Intentionally Omitted

4. Any part of the Work within the Premises shall become the property of the Lessor upon installation. Furthermore, with respect to any material and installation which is part of the Work, Lessee shall not be entitled to remove, pledge or sell same unless otherwise agreed to in writing by Lessor and Lessee. No refund, credit, or removal of said items shall be permitted at the termination of the Lease. Items installed that are not integrated in any such way with other common building materials do not fall under this provision (Example: shelving, furniture, trade fixtures).

5. Lessor shall provide a cash contribution of THREE HUNDRED SIXTY-NINE THOUSAND ONE HUNDRED THIRTY-EIGHT AND 00/100 DOLLARS ($369,138.00) ("Lessor's Construction Allowance") for payment of the costs associated with the completion of The Work. Lessor's Construction Allowance shall be payable within fifteen (15) business days of Lessor's receipt of the following:

        a. Copy of the Certificate of Occupancy (temporary and permanent) issued by the local construction official;

        b. AIA Document G704, Certificate of substantial completion issued and signed by Lessee's Architect;

        c. Release of Lien statements from the general and all sub-contractors associated with the Work; and

        d. Lessee shall provide Lessor a set of reproducible drawings of the Plans and a "CAD" file (in .DWG or .DXF format) of the "As-Built" Plans.

6.      The Base Building Sub-Contractors are:

                FIRE SPRINKLER CONTRACTOR
                "To be provided by Lessor upon request from Lessee."

                ELECTRICAL CONTRACTOR
                "To be provided by Lessor upon request from Lessee."

                PLUMBING CONTRACTOR
                "To be provided by Lessor upon request from Lessee."

                HVAC CONTRACTOR
                "To be provided by Lessor upon request from Lessee."

7.      Lessee's Contractor's Insurance:

                               Exhibit C - Page 3

        a. The Lessee shall require any and all contractors of the Lessee performing work on or about the Premises to obtain and/or maintain specific insurance coverage for events which could occur while operations are being performed and which could occur after the completion of the work. The insurance coverage of the contractor shall be at least equal to the coverage required by
                Article 30 of the Lease and the contractor shall name Lessor and, if requested, Mortgagee as additional insureds on all policies of liability insurance.

        b. The contractor shall purchase and maintain such insurance as will protect itself and Lessor and Lessee from claims set forth below which may arise out of or result from its operations under the contract and after contract completion with Lessee, whether such operations are performed by the contractor or by any subcontractor or by anyone directly or indirectly employed by any of them or by anyone for whose acts any of them may be liable. The insurance coverage shall include but not be limited to protection for:

                i. Claims under Workers or Workmens Compensation, Disability Benefits, and other Employee Benefit Acts;

                ii. Claims for damages because of bodily injury, occupational sickness, disease or death of its employees;

                iii. Claims for damages because of bodily injury, sickness, disease, or death of any person other than its employees;

                iv. Claims for damages insured by the usual personal injury liability coverages which are sustained by (i) any person as a result of an offense directly or indirectly related to the employment of such person by the contractor, or (ii) by any other person;

                v. Claims for damages, other than to the work itself, because of injury to or destruction of tangible property, including loss of use resulting therefrom;

                vi. Claims for damages because of bodily injury or death of any person and/or property damage arising out of the ownership, maintenance, or use of any motor vehicle; and

                vii. Claims which include the foregoing, but not limited thereto, which may occur while operations are being performed and claims which may occur after operations are completed.

c. Lessee shall secure evidence of Lessee's contractor's insurance coverage adequate to protect Lessor and Lessee.

        d. The contract between the Lessee and its contractor shall require that the Lessee's contractor hold the Lessor harmless in a form and manner equal to the indemnity agreement in Article 33, "Indemnity" of the Lease agreement.

        e. Lessee shall cause to be executed a waiver of all rights their contractors have or may have against Lessor and any Mortgagee involved in the Premises in any way, for damages caused by fire or other perils so insured.

        f. If request by Lessor, Lessee shall obtain and furnish surety in a form satisfactory to Lessor, covering the faithful performance of the work and the payment of all obligations arising thereunder.

8. All sums payable by Lessee to Lessor in connection with this Exhibit C and any other work to be performed by Lessor within the Premises and billable to Lessee shall be deemed Additional Rent.

                                      -END-

                               Exhibit C - Page 4

                               Exhibit C - Page 5

                                  EXHIBIT C - 1

                   AIR CONDITIONING & HEATING DESIGN STANDARDS

The following are design standards for the building air-conditioning system for cooling and heating in the air in the subject building:

1. During the normal heating season to maintain an average indoor dry bulb temperature of not less than 70 degrees F (21 degrees C) or more than 76 degrees (24.4 degrees C) when the outdoor dry bulb temperature is lower than 65 degrees F (18 degrees C) but not lower than 0 degrees F (-13 degrees C).

2. To maintain comfort cooling for an average indoor dry bulb temperature of not more than 78 degrees F when the outside dry bulb temperature is 95 degrees F (24 degrees C).

3. During the intermediate seasons, when the outside dry bulb temperature is below 55 degrees (13 degrees C), cooling will be provided by outside air usage in conjunction with operating of return air, outside air and exhaust air dampers.

4. To furnish not less than .10 cubic foot of fresh air per minute per square foot of rentable area, and between .20 and 1.0 cubic feet of total air per minute, per square foot of rentable occupied space.

5. Lessor will not be responsible for the failure of the air-conditioning system if such failure results from (i) the occupancy of the Premises with more than an average of one (1) person for each one hundred (100) usable square feet of floor area (ii) the installation or operation by Lessee of machines and appliances, the installed electrical load of which when combined with the load of all lighting fixtures exceeds five
        (5) watts per square foot of floor area and in any manner exceeding the aforementioned occupancy and electrical load criteria, or (iii) rearrangement of partitioning after the initial preparation of the Premises. If interference with normal operation of the air-conditioning system in the Premises results, necessitating changes in the air conditioning system servicing the Premises, such changes shall be made by Lessor upon written notice to Lessee at Lessee's sole cost and expense. Lessee agrees to lower and close window coverings when necessary because of the sun's position whenever the air conditioning system is in operation, and Lessee agrees at all times to cooperate fully with Lessor and to abide by all the Rules and Regulations attached hereto as well as reasonable rules and regulations which Lessor may hereafter prescribe involving the air-conditioning system.

                                    -- END --

                              Exhibit C-1 - Page 1

                                    EXHIBIT D

                                CLEANING SERVICES
                             (Five Nights Per Week)

LESSEE'S PREMISES

1.      Vacuum clean all carpeted areas.

2.      Sweep and dust mop all non-carpeted areas. Wet mop whenever necessary.

3. All office furniture such as desks, chairs, files, filing cabinets, etc. shall be dusted with a clean treated dust cloth whenever necessary and only if such surfaces are clear of Lessee's personal property including but not limited to plants.

4.      Empty and wash ashtrays.

5.      Empty wastepaper baskets and remove waste to the designated areas.

6. All vertical surfaces within arms reach shall be spot cleaned to remove finger marks and smudges. Baseboard and window sills are to be spot cleaned whenever necessary.

7. All cleaning of cafeterias, vending areas, kitchen facilities are excluded. Lessee may make necessary arrangements for same directly with Lessor's cleaning maintenance company.

8. Cleaning hours shall be Monday through Friday between 5:30 p.m. and 11:00 p.m.

9.      No cleaning service is provided on Saturday, Sunday and Building
        Holidays.

10. Cartons or refuse in excess which can not be placed in wastebaskets will not be removed. Lessee is responsible to place such unusual refuse in trash dumpster.

11. Cleaning maintenance company will not remove nor clean tea, office cups or similar containers. If such liquids are spilled in waste baskets, the waste baskets will be emptied but not otherwise cleaned. Lessor will not be responsible for any stained carpet caused from liquids leaking or spilling from Lessee's wastepaper receptacles.

12. Upon completion of cleaning, all lights will be turned off and doors locked leaving the Premises in an orderly condition.

13. Glass entrance doors will be cleaned nightly. Interior glass doors or glass partitions are excluded. Lessee may make arrangements for same with Lessor's cleaning maintenance company.

COMMON AREAS

1. Vacuum all carpeting in entrance lobbies, outdoor mats and all corridors.

2. Wash glass doors in entrance lobby with a clean damp cloth and dry towel.

3. Clean cigarette urns. Sweep and/or wet mop all resilient tile flooring. Hard surface floors such as quarry tile, etc., shall be cleaned nightly.

4.      Wash, clean and disinfect water fountains.

5.      Clean all elevators and stairwells.

6.      Lavatories -- Men and Women.
        a.  Floors in all lavatories shall be wet mopped each evening with a germicidal detergent to ensure a clean and germ free surface.
        b.  Wash and polish all mirrors, shelves, bright work including any piping and toilet seats.
        c. Wash and disinfect wash basins and sinks using a germicidal detergent.
        d.  Wash and disinfect toilet bowls and urinals.
        e. Keep lavatory partitions, tiled walls, dispensers and receptacles in a clean condition using a germicidal detergent when necessary.
        f.  Empty and sanitize sanitary disposal receptacles.
        g. Fill toilet tissue holders, towel dispensers and soap dispensers. Refills to be supplied by Lessor.

7.      Clean all air ventilation grill work in ceilings.

                               Exhibit D - Page 1

                                    EXHIBIT E

                                BUILDING HOLIDAYS

                                 BUILDING CLOSED


                               * NEW YEAR'S DAY *

                                * MEMORIAL DAY *

                              * INDEPENDENCE DAY *

                                  * LABOR DAY *

                              * THANKSGIVING DAY *

                                * CHRISTMAS DAY *

                                    -- END --

                               Exhibit E - Page 1

                                    EXHIBIT F

                           TENANT ESTOPPEL CERTIFICATE

TO: MORTGAGEE and/or its affiliates and/or whom else it may concern:

1. The undersigned is the Lessee (Tenant) under that certain Lease dated ____________by and between __________ as Lessor (Landlord) and
        __________ as Lessee, covering those certain premises commonly known and designated as ____r.s.f. on the ____( ) floor of _________________,NJ.

2. The Lease has not been modified, changed, altered or amended in any respect (except as indicated following this sentence) and is the only Lease or agreement between the undersigned and the Lessor affecting said premises. If none, state "none".

3. The undersigned has made no agreements with Lessor or its agents or employees concerning free rent, partial rent, rebate of rental payments or any other type of rental concession (except as indicated following this sentence). If none, state "none".

4. The undersigned has accepted and now occupies the premises, and is and has been open for business since_________, 200_. The Lease term began________, 2002, and the rent for said premises has been paid to and including_____________, 2002 in conformity with this Lease agreement. No rent has been prepaid for more than two (2) months. The fixed minimum rent being paid as above is $ __________ per month. If Lessee is not in full possession, whether Lessee has assigned the Lease, sublet all or any portion of the Premises, or otherwise transferred any interest in the Lease or the Premises, Lessee agrees to provide a copy of such assignment, sublease, or transfer upon request.

5. The Lease is not in default and is in full force and effect. As of the date hereof, the undersigned is entitled to no credit, no free rent and no offset or deduction in rent.

6. All alterations, improvements, additions, build-outs, or construction required to be performed under the Lease have been completed in accordance with the terms of the Workletter attached to Lease as Exhibit C.

7. The Lease does not contain and the undersigned doesn't have any outstanding options or rights of first refusal to purchase the premises or any part thereof or the real property of which the premises are a part.

8. No actions, whether voluntary or otherwise, are pending against the undersigned under the bankruptcy laws of the United States or any State thereof.

9. There are currently no valid defenses, counterclaims, off-sets, credits, deductions in rent, or claims against the enforcement of any of the agreements, terms, or conditions of the Lease.

10. The undersigned acknowledges that all the interest of Lessor in and to the above-mentioned Lease is being duly assigned to MORTGAGEE or one of its affiliates hereunder and that pursuant to the terms thereof (i) all rental payments under said Lease shall continue to be paid to Lessor in accordance with the terms of the Lease unless and until you are otherwise notified in writing by MORTGAGEE, or its successor or assigns and (ii) no modification, revision, or cancellation of the Lease or amendments thereto shall be effective unless a written consent thereto of such mortgagee is first obtained.

11. The undersigned is authorized to execute this Tenant Estoppel Certificate on behalf of the Lessee.

Dated this ________ day of __________________, 2002

LESSEE:


------------------------------------
Name:
Title:

                               Exhibit F - Page 1

                                    EXHIBIT G

                        RENT COMMENCEMENT DATE AGREEMENT

1.0     PARTIES

        THIS AGREEMENT made the _________day of ________, 2002 is by and between ________________ (hereinafter "Lessor") whose address is c/o Mack-Cali Realty Corporation, 11 Commerce Drive, Cranford, New Jersey 07016 and _________________________ (hereinafter "Lessee") whose address is
        ________________________________________.

2.0     STATEMENT OF FACTS

        2.1 Lessor and Lessee entered into a Lease dated ____________, 2002 (hereinafter "Lease") setting forth the terms of occupancy by Lessee of approximately ________ rentable square feet on the _____ (___) floor (hereinafter "Premises") at
                _____________________________ (hereinafter "Building"); and

        2.2 The Term of the Lease is ten (10) years with the Rent Commencement Date being defined in the Preamble to the Lease as being subject to certain alternatives; and

        2.3 It has been determined that ___________, 2002 is the Rent Commencement Date of the Lease.

3.0     STATEMENT OF TERMS

                NOW, THEREFORE, in consideration of the Premises and the covenants hereinafter set forth, it is agreed:

        3.1 The Rent Commencement Date of the Lease is ___________ , and the Expiration Date thereof is _____________ , and the Lease Preamble Articles 6 shall be deemed modified accordingly.

        3.2 This Agreement is executed by the parties hereto for the purpose of providing a record of the Rent Commencement Date and Expiration Dates of the Lease.

        EXCEPT as modified herein, the Lease covering the Premises shall remain in full force and effect as if the same were set forth in full herein and Lessor and Lessee hereby ratify and confirm all the terms and conditions thereof.

        THIS AGREEMENT shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and permitted assigns.

        EACH PARTY AGREES that it will not raise or assert as a defense to any obligation under the Lease or this Agreement or make any claim that the Lease or this Agreement is invalid or unenforceable due to any failure of this document to comply with ministerial requirements including, but not limited to, requirements for corporate seals, attestations, witnesses, notarizations, or other similar requirements, and each party hereby waives the right to assert any such defense or make any claim of invalidity or unenforceability due to any of the foregoing.

        IN WITNESS THEREOF, Lessor and Lessee have hereunto set their hands and seals the date and year first above written and acknowledge one to the other they possess the requisite authority to enter into this transaction and to sign this Agreement.

LESSOR                                     LESSEE


By:                                        By:
        ------------------------------            ------------------------------
        Michael K. Nevins                         Name:
        Vice President - Leasing                  Title:

                               Exhibit G - Page 1

                                    EXHIBIT H

                                LETTER OF CREDIT

                                                [DATE]

TO:
[Name of Beneficiary]
[Address]

                        Re:  Irrevocable Letter of Credit

Gentlemen:

        By order of our client, _________________________, we hereby establish our irrevocable Letter of Credit No. ______ in your favor for a sum or sums not to exceed $__________________- (_________________U.S. Dollars) in the aggregate, effective immediately.

        This Letter of Credit shall be payable in immediately available funds in U.S. Dollars. Funds under this credit are payable to you upon your presentation to us a sight draft drawn on us in the form annexed hereto. All drafts must be marked: "Drawn under Letter of Credit No. ____ of [Name of Issuing Bank].

        This Letter of Credit shall expire twelve (12) months from the date hereof; but is automatically extendable, so that this Letter of Credit shall be deemed automatically extended, from time to time, without amendment, for one year from the expiration date hereof and from each and every future expiration date, unless at least sixty (60) days prior to any expiration date we shall notify you by registered mail that we elect not to consider this Letter of Credit renewed for any such additional period. The final expiration date hereof shall be no EARLIER than [fill in suitable date after expiration of lease].

        This Letter of Credit is transferable and may be transferred one or more times. However, no transfer shall be effective unless advice of such transfer is received by us in our standard form.

        We hereby agree to honor each draft drawn under and in compliance with this Letter of Credit, if duly presented at our offices at ____________________ or at any other of our offices.

        This Letter of Credit is subject to the International Standby Practices 1998, International Chamber of Commerce Publication No. 590.

                                                [Name of Bank]

                                                By:


                       [Annex Bank's Form of Sight Draft]


                                Exhibit H- Page 1

                                    EXHIBIT I

                         EXCLUSIONS FROM OPERATING COSTS

        (1)     Any ground lease rental;

        (2) Costs of items considered capital repairs, replacements, improvements and equipment under generally accepted accounting principles consistently applied or otherwise, except as set forth below ("Capital Items");

        (3) Rentals for items (except when needed in connection with normal repairs and maintenance of permanent systems) which if purchased, rather than rented, would constitute a Capital Item which is specifically excluded in (2) above (excluding, however, equipment not affixed to the Building which is used in providing janitorial or similar services);

        (4) Costs incurred by Lessor for the repair of damage to the Building to the extent that Lessor is or should be reimbursed by insurance proceeds, regardless of whether such repairs are covered by insurance;

        (5) Costs, including permit, license and inspection costs, incurred with respect to the installation of tenant or other occupants' improvements in the Building or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant space for tenants or other occupants of the Building;

        (6) Depreciation, amortization, and interest payments, except as provided herein and except on materials, tools, supplies, and vendor-type equipment purchased by Lessor to enable Lessor to supply services Lessor might otherwise contract for with a third party when such depreciation, amortization and interest payments would otherwise have been included in the charge for such third party's services, all as determined in accordance with generally accepted accounting principles, consistently applied, and when depreciation or amortization is permitted or required, the item shall be amortized over its reasonably anticipated useful life;

        (7) Marketing costs, including without limitation, leasing commissions, attorneys' fees in connection with the negotiation and preparation of letters, deal memos, letters of intent, leases, subleases and/or assignments, space planning costs, and other costs and expenses incurred in connection with lease, sublease and/or assignment negotiations and transactions with Lessee or present or prospective tenants or other occupants of the Building;

        (8) Expenses for services or other benefits that are not offered to Lessee or for which Lessee is charged for directly but that are provided to another tenant or occupant of the Building;

        (9) Costs incurred by Lessor because of the violation by Lessor or any tenant of the terms and conditions of any lease of space in the Building;

        (10) Overhead and profit increment paid to Lessor or to subsidiaries or affiliates of Lessor for goods and/or services in or to the Building to the extent the same exceeds the costs of such goods and/or services rendered by unaffiliated third panics on a competitive basis;

        (11) Interest, principal, points and fees on debts or amortization on any mortgage or mortgages or any other debt instrument encumbering the Building or the Land;

        (12) Lessor's general corporate overhead and general and administrative expenses;

        (13) Any compensation paid to clerks, attendants or other persons in commercial concessions operated by Lessor or in the parking garage of the Building or wherever Lessee is granted its parking privileges and/or all fees paid to any parking facility operator;

        (14) Rentals and other related expenses incurred in leasing HVAC systems, elevators or

                                Exhibit I- Page 1
other equipment ordinarily considered to be Capital Items, except for (a) expenses in connection with making repairs on or keeping such Building systems in operation while repairs are being made and (b) costs of equipment not affixed to the Building which is used in providing janitorial or similar services;

        (15) Advertising and promotional expenditures, and costs of signs in or on the Building identifying the owner of the Building;

        (15A) The cost of any electrical power used by any tenant in the Building in excess of the Building-standard amount, or electric power costs for which any tenant directly contracts with the local public service company or for which any tenant is separately metered or submetered and pays Lessor directly;

        (16) Services and utilities provided, taxes attributable to, and costs incurred in connection with the operation of the retail and restaurant operations in the Building, except to the extent the square footage of such operations are included in the rentable square feet of the Building and do not exceed the services, utility and tax costs that would have been incurred had the retail and/or restaurant space been used for general office purposes;

        (17) Costs incurred in connection with upgrading the Building to comply with life, fire and safety codes, ordinances, statutes or other laws in effect before the Commencement Date, including, without limitation, the ADA, including penalties or damages incurred because of that non-compliance;

        (18) Tax penalties incurred as a result of Lessor's failure to make payments and/or to file any tax or informational returns when due;

        (19) Costs for which Lessor has been compensated by a management fee, and any management fees in excess of those management fees which are normally and customarily charged by landlords of comparable buildings;

        (19A) Costs arising from the negligence or fault of other tenants or Lessor or its agents, or any vendors, contractors, or providers of materials or services selected, hired or engaged by Lessor or its agents including, without limitation, the selection of Building materials;

        (20) Notwithstanding any contrary provision of the Lease, including, without limitation, any provision relating to capital expenditures, any and all costs arising from the presence of hazardous materials or substances (as defined by applicable laws in effect on the date this Lease is executed) in or about the Premises, the Building or the Office Building Area including, without limitation, hazardous substances in the ground water or soil, not placed in the Premises, the Building or the Land by Lessee;

        (21) Costs arising from Lessor's charitable or political contributions;

        (22) Costs arising from defects in the base, shell, or core of the Building or improvements installed by Lessor or repair thereof;

        (23) Costs for the acquisition of (as contrasted with the maintenance of) sculpture, paintings, or other objects of art;

        (24) Costs (including in connection therewith all attorneys' fees and costs of settlement judgments and payments in lieu thereof) arising from claims, disputes or potential disputes in connection with potential or actual claims litigation or arbitrations pertaining to Lessor and/or the Building and/or the Office Building Area;

        (25) Costs associated with the operation of the business of the partnership or entity which constitutes Lessor as the same are distinguished from the costs of operation of the Building, including partnership accounting and legal matters, costs of defending any lawsuits with or claims by any mortgagee (except as the actions of Lessee may be in issue), costs of selling, syndicating, financing, mortgaging or hypothecating any of Lessor's interest in the Building, costs of any disputes between Lessor and its employees (if any) not engaged in Building operation, disputes of Lessor with

                                Exhibit I- Page 4

Building management, or outside fees paid in connection with disputes with other tenants;

        (26) Costs of any "tap fees" or any sewer or water connection fees for the benefit of any particular tenant in the Building;

        (27) Costs incurred in connection with any environmental clean-up, response action, or remediation on, in, under or about the Premises or the Building or the Office Building Area, including but not limited to, costs and expenses associated with the defense, administration, settlement, monitoring or management thereof;

        (28) Any expenses incurred by Lessor for use of any portions of the Building to accommodate events including, but not limited to shows, promotions, kiosks, displays, filming, photography, private events or parties, ceremonies, and advertising beyond the normal expenses otherwise attributable to providing Building services, such as lighting and HVAC to such public portions of the Building in normal Building operations during standard Building hours of operation;

        (29)    Any entertainment, dining, or travel expenses for any purpose;

        (30) Any flowers, gifts, balloons, etc. provided to any entity whatsoever, to include, but not limited to, Lessee, other tenants, employees, vendors, contractors, prospective tenants, and agents;

        (31)    Any "validated" parking for any entity;

        (32) Any "finders' fees," brokerage commissions, job placement costs, or job advertising cost;

        (33) Any "above-standard" cleaning, including, but not limited to construction cleanup or special cleanings associated with parties/events and specific tenant requirements in excess of service provided to Lessee, including related trash collection, removal, hauling and dumping;

        (34) The cost of any magazine, newspaper, trade or other subscriptions;

        (35) The cost of any training or incentive programs, other than for tenant life safety information services;

        (36) The cost of any "tenant relations" parties, events or promotion not consented to by an authorized representative of Lessee in writing;

        (37)    "In-house" legal and/or accounting fees; and

        (38) Reserves for bad debts or for future improvements, repairs, additions, etc.; and

        It is understood that Operating Costs shall be reduced by all cash discounts, trade discounts, quantity discounts, rebates, or other amounts received by Lessor or Lessor's managing agent in the purchase of any goods, utilities, or services in connection with the operation of the Building. Lessor shall make payments for goods, utilities, or services in a timely manner to obtain the maximum possible discount. If Capital Items which are customarily purchased by landlords of comparable buildings are leased by Lessor, rather than purchased, the decision by Lessor to lease the item in question shall not serve to increase Lessee's Percentage of Operating Costs beyond that which would have applied had the item in question been purchased.

        If any facilities, services, or utilities used for the Building are provided from another building owned or operated by Lessor or vice versa, the costs incurred by Lessor for those facilities, services, or utilities shall be allocated to Operating Costs by Lessor on a reasonably equitable basis.

        If any repair, replacement or improvement within the definition of Operating Costs is capitalized under generally accepted accounting principles, then (A) the cost of any such repair, replacement or improvement shall only be included in Operating Costs if such repair, replacement or improvement (i) is necessary to comply with any governmental or quasi-governmental law, statute,

                                Exhibit I- Page 4
ordinance, rule, order, requirements or regulation, which is enacted or promulgated after the date hereof, (ii) is reasonably intended to reduce Operating Costs or (iii) constitutes a replacement which in Lessor's reasonable judgment is economically prudent to make in lieu of repairs, (B) the cost thereof shall be amortized on a straight line basis over the useful life of such repair, the amount so amortized attributable to such repair, replacement or improvement and (C) there shall be included in Operating Costs in each Lease Year for such portion of the amortization period which occurs during the Term, provided, however, that all amounts thereof included in Operating Costs in any Lease Year subsequent to the year paid shall have added thereto interest from the date Lessor incurred such cost. For amortization purposes, applicable interest shall be two (2) percentage points in excess of the prime rate charged by Chase Manhattan Bank, or its successor, at the time of expenditure.

                                Exhibit I- Page 4

                            FIRST AMENDMENT TO LEASE

1.      PARTIES

        1.1 THIS AGREEMENT made the 30th day of June, 2003 is between SYLVAN/CAMPUS REALTY L.L.C. ("Lessor") whose address is c/o Mack-Cali Realty Corporation, 11 Commerce Drive, Cranford, New Jersey 07016 and THE MEDICINES COMPANY ("Lessee"), whose address is 8 Campus Drive, Parsippany, New Jersey.

2.      STATEMENT OF FACTS

        2.1 Lessor and Lessee previously entered into a Lease dated September 30, 2002 (the "Lease") covering approximately 16,779 gross rentable square feet on the second (2nd) floor ("Premises") in the building located at 8 Campus Drive, Parsippany, New Jersey ("Building"); and

        2.2 The Term of the Lease is for ten (10) years from the Rent Commencement Date with the Rent Commencement Date of the initial Term being defined in the Preamble to the Lease as the earlier of (i) the date upon which Lessee, or anyone claiming under or through Lessee, commences using the Premises for the conduct of business, or (ii) the date which is ninety (90) days after the date of this Lease.

        2.3 It has been determined in accordance with Paragraph 6 of the Preamble to the Lease that January 6, 2003 was the Rent Commencement Date of the Term of the Lease.

        2.4 The Term of the Lease expires at 11:59 p.m. on January 31, 2013 ("Expiration Date"); and

        2.5 Lessee desires to expand the Premises by leasing approximately 3,450 gross rentable square feet on the second (2nd) floor of the Building ("Expansion Premises"), as shown on Exhibit A attached hereto and made a part hereof; and

        2.6 The parties desire to amend certain terms of the Lease as set forth below.

3.      AGREEMENT

                NOW, THEREFORE, in consideration of the terms, covenants and conditions hereinafter set forth, Lessor and Lessee agree as follows:

        3.1     The above recitals are incorporated herein by reference.

        3.2 All capitalized and non-capitalized terms used in this Agreement which are not separately defined herein but are defined in the Lease shall have the meaning given to any such term in the Lease.

        3.3 The Term applicable to the Expansion Premises shall commence on the Effective Date (as defined below) and shall terminate at 11:59 p.m. on January 31, 2013.

        3.4 The effective date applicable to the Expansion Premises shall be the earlier of (i) the day Lessor substantially completes the improvements to be made to the Expansion Premises in accordance with Exhibit B attached hereto and made part hereof and obtains a (temporary or final) certificate of occupancy for the Expansion Premises (if required by local law) or (ii) the date Lessee or anyone claiming under or through Lessee shall occupy the Expansion Premises (the "Effective Date").

        3.5 Lessor, at its sole cost and expense, shall perform the improvement work to the Expansion Premises in accordance with Exhibit B attached hereto and made part hereof.

        3.6 From and after the Effective Date, the following shall be effective:

                a. Lessor shall lease to Lessee and Lessee shall hire from Lessor the Expansion Premises as shown on Exhibit A attached hereto and made part hereof.

                b. The Premises shall be defined as approximately 20,229 gross rentable square feet on the second (2) floor of the Building and Paragraph 7 of the Preamble to the Lease and Exhibit A shall be deemed amended accordingly.

                c. In addition to the Fixed Basic Rent payable applicable to the Premises, Lessee shall pay Lessor Fixed Basic Rent applicable to the Expansion Premises which shall accrue as follows and Paragraph 10 of the Preamble to the Lease shall be deemed supplemented accordingly:

                        (i) commencing on the Effective Date through and including the day prior to the second (2nd) month anniversary of the Effective Date, the Fixed Basic Rent applicable to the Expansion Premises shall be ZERO AND 00/100 DOLLARS ($0.00).

                        (ii) commencing on the second (2nd) month anniversary of the Effective Date through and including January 31, 2005, the Fixed Basic Rent applicable to the Expansion Premises shall be NINETY-ONE THOUSAND FOUR HUNDRED TWENTY-FIVE AND 00/100 DOLLARS ($91,425.00) per annum, payable in advance on the first day of each and every calendar month in equal monthly installments of SEVEN THOUSAND SIX HUNDRED EIGHTEEN AND 75/100 ($7,618.75); and

                        (iii) commencing on February 1, 2005 through and including January 31, 2006, the Fixed Basic Rent applicable to the Expansion Premises shall be NINETY-THREE THOUSAND ONE HUNDRED FIFTY AND 00/100 DOLLARS ($93,150.00) per annum, payable in advance on the first day of each and every calendar month in equal monthly installments of SEVEN THOUSAND SEVEN HUNDRED SIXTY-TWO AND 50/100 DOLLARS ($7,762.50); and

                        (iv) commencing on February 1, 2006 through and including January 31, 2007, the Fixed Basic Rent applicable to the Expansion Premises shall be NINETY-FOUR THOUSAND EIGHT HUNDRED SEVENTY-FIVE AND 00/100 DOLLARS ($94,875.00) per annum, payable in advance on the first day of each and every calendar month in equal monthly installments of SEVEN THOUSAND NINE HUNDRED SIX AND 25/100 DOLLARS ($7,906.25); and

                        (v) commencing on February 1, 2007 through and including January 31, 2008, the Fixed Basic Rent applicable to the Expansion Premises shall be NINETY-EIGHT THOUSAND THREE HUNDRED TWENTY-FIVE AND 00/100 DOLLARS ($98,325.00) per annum, payable in advance on the first day of each and every calendar month in equal monthly installments of EIGHT THOUSAND ONE HUNDRED NINETY-THREE AND 75/100 DOLLARS ($8,193.75); and

                        (vi) commencing on February 1, 2008 through and including January 31, 2009, the Fixed Basic Rent applicable to the Expansion Premises shall be ONE HUNDRED THOUSAND FIFTY AND 00/100 DOLLARS ($100,050.00) per annum, payable in advance on the first day of each and every calendar month in equal monthly installments of EIGHT THOUSAND THREE HUNDRED THIRTY-SEVEN AND 50/100 DOLLARS ($8,337.50); and

                        (vii) commencing on February 1, 2009 through and including January 31, 2010, the Fixed Basic Rent applicable to the Expansion Premises shall be ONE HUNDRED ONE THOUSAND SEVEN HUNDRED SEVENTY-FIVE AND 00/100 DOLLARS ($101,775.00) per annum, payable in advance on the first day of each and every calendar month in equal monthly installments of EIGHT THOUSAND FOUR HUNDRED EIGHTY-ONE AND 25/100 DOLLARS ($8,481.25); and

                        (viii) commencing on February 1, 2010 through and including January 31, 2011, the Fixed Basic Rent applicable to the Expansion Premises shall be ONE HUNDRED THREE THOUSAND FIVE HUNDRED AND 00/100 DOLLARS ($103,500.00) per annum, payable in advance on the first day of each and every calendar month in equal monthly installments of EIGHT THOUSAND SIX HUNDRED TWENTY-FIVE AND 00/100 DOLLARS ($8,625.00); and

                        (ix) commencing on February 1, 2011 through and including January 31, 2012, the Fixed Basic Rent applicable to the Expansion Premises shall be ONE HUNDRED FIVE THOUSAND TWO HUNDRED TWENTY-FIVE AND 00/100 DOLLARS ($105,225.00) per annum, payable in advance on the first day of each and every calendar month in equal monthly installments of EIGHT THOUSAND SEVEN HUNDRED SIXTY-EIGHT AND 75/100 DOLLARS ($8,768.75); and

                        (x) commencing on February 1, 2012 through and including January 31, 2013, the Fixed Basic Rent applicable to the Expansion Premises shall be ONE HUNDRED SIX THOUSAND NINE HUNDRED FIFTY AND 00/100 DOLLARS ($106,950.00) per annum, payable in advance on the first day of each and every calendar month in equal monthly installments of EIGHT THOUSAND NINE HUNDRED TWELVE AND 50/100 DOLLARS ($8,912.50).

                d. Parking Spaces shall be defined as seventy-six unassigned spaces and Paragraph 14 of the Preamble to the Lease shall be deemed amended accordingly.

                e. Lessee shall pay Lessor the cost of electricity consumed within the Expansion Premises in accordance with Article 22 BUILDING STANDARD OFFICE ELECTRICAL SERVICE of the Lease.

                f. Lessee shall pay Lessor, as Additional Rent, Lessee's Percentage applicable to the Expansion Premises of the increased cost to Lessor for each of the categories set forth in Article 23 ADDITIONAL RENT over the Base Operating Costs, Base Real Estate Taxes and Base Utility and Energy Costs incurred during Calendar Year 2004.

                g. Lessee's Percentage applicable to the Expansion Premises shall be 1.6%.

        3.7 This Agreement shall not extend or otherwise amend the Term or Fixed Basic Rent applicable to the Premises as defined herein.

        3.8 No later than thirty (30) days after the determination of the Effective Date, the parties shall agree to memorialize the Effective Date in writing.

        3.9 Lessee represents and warrants to Lessor that no broker, other than Trammel Crow Company, brought about this transaction, and Lessee agrees to indemnify and hold Lessor harmless from any and all claims of any other broker claiming to have been engaged by Lessee in connection with negotiations of, or entering into of, this Agreement.

        3.10 Lessee hereby represents to Lessor that (i) except for any default which may exist as a result of the filing of certain liens against the Building, there exists no default under the Lease either by Lessor or Lessee; (ii) Lessee is entitled to no credit, free rent or other offset or abatement of the rents due under the Lease; and (iii) there exists no offset, defense or counterclaim to Lessee's obligation under the Lease.

        3.11 Except as expressly amended herein, the Lease, as amended, shall remain in full force and effect as if the same had been set forth in full herein, and Lessor and Lessee hereby ratify and confirm all of the terms and conditions thereof.

        3.12 This agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and permitted assigns.

        3.13 Each party agrees that it will not raise or assert as a defense to any obligation under the Lease or this Agreement or make any claim that the Lease or this Agreement is invalid or unenforceable due to any failure of this document to comply with ministerial requirements including, but not limited to, requirements for corporate seals, attestations, witnesses, notarizations, or other similar requirements, and each party hereby waives the right to assert any such defense or make any claim of invalidity or unenforceability due to any of the foregoing.

        IN WITNESS WHEREOF, Lessor and Lessee have hereunto set their hands and seals the date and year first above written, and acknowledge one to the other that they possess the requisite authority to enter into this transaction and to sign this Agreement.

LESSOR:                                       LESSEE:

SYLVAN/CAMPUS REALTY L.L.C.                   THE MEDICINES COMPANY

By:   Grove Street Associates of Jersey
      City Limited Partnership, member

By:   Mack-Cali Sub IV, Inc., its general
      partner

By:   /s/ Michael K. Nevins                   By:   /s/ Clive A. Meanwell
      ----------------------------------            ---------------------------
      Michael K. Nevins                             Name: Clive A. Meanwell
      Vice President - Leasing                      Title: Chairman

                                    EXHIBIT A

                         LOCATION OF EXPANSION PREMISES


         [Schematic diagram of original premises and expansion premises]

                                    EXHIBIT B

                                      NOTES

RE: Workletter Agreement for office space on the second (2nd) floor at 8 Campus Drive, Parsippany, New Jersey

                                                                   June 30, 2003

LESSEE:

THE MEDICINES COMPANY

You ("Lessee") and we ("Lessor") are executing simultaneously with this Workletter Agreement a written lease amendment ("Amendment"), covering the space referred to above, as more particularly described in the Amendment ("Expansion Premises").

To induce Lessee to enter into the Amendment (which is hereby incorporated by reference) and in consideration of the covenants hereinafter contained, Lessor and Lessee mutually agree as follows:

1. Lessor shall have its architect prepare the following architectural and mechanical drawings and specifications based upon the sketch layout supplied to Lessor by Lessee, attached hereto and made a part hereof, upon full execution of this Lease.

        a. Architectural drawings and specifications for Lessee's partition layout, reflected ceiling, placement of electrical outlets and other installations for the work to be done by Lessor.

        b. Mechanical plans and specifications where necessary for installation of air conditioning systems, ductwork and heating.

        All such plans and specifications are expressly subject to Lessor's written approval, which Lessor covenants it will not unreasonably withhold.

2. Lessor agrees to cause the partition plan, electrical plan and the reflected ceiling plan to be delivered to Lessee on or before the fifteenth (15th) day after Lessee's approved sketch layout. Lessee agrees to approve said plans by initialing and returning same to Lessor within three (3) days of receipt of each plan. Upon approval of the plans initialed by Lessee, Lessor shall file said plans with the appropriate governmental agencies.

3. Lessor agrees, at its expense and without charge to Lessee (unless otherwise provided), to do the work in the Expansion Premises as shown on the plans dated May 16, 2003, as amended June 24, 2003, created by First Floor, attached hereto and described on the "Description of Materials" schedule attached hereto and in conformance with the Premises originally leased by Lessee under the Lease, which shall hereinafter be referred to as "The Work" "Building Standard" shall mean the type and grade of material, equipment and/or device designated by Lessor as standard for the Building. All items are Building Standard unless otherwise noted. The provisions of Article 6 of the Lease shall apply to any alterations made to the Expansion Premises after the initial work to be performed herein.

4.      Intentionally omitted.

5. All low partitioning, workstation modules, bank screen partitions and prefabricated partition systems shall be furnished and installed by Lessee.

6. The installation or wiring of telephone and computer (data) outlets is not part of The Work. Lessee shall bear the responsibility to provide its own telephone and data systems at Lessee's sole cost and expense. Upon expiration or sooner termination of the Lease, Lessee shall remove all telephone and data equipment and wiring from the Expansion Premises and the Building risers upon vacation of same.

                               Exhibit B - Page 1

7. Changes in The Work, if necessary or requested by the Lessee, shall be accomplished after submission of Lessee's final approved sketch layout, and without invalidating any part of the Lease or Workletter Agreement, by written agreement between Lessor and Lessee hereinafter referred to as a Change Order. Each Change Order shall be prepared by Lessor and signed by both Lessee and Lessor stating their agreement upon all of the following:

        a.      The scope of the change in The Work; and

        b.      The cost of the change; and

        c.      Manner in which the cost will be paid or credited; and

        d. The estimated extent of any adjustment to the Effective Date (if any) as a result of the change in The Work.

                Each and every Change Order shall be signed by Lessor's and
                        Lessee's respective construction representatives. In no event shall any Change Order(s) be permitted without such authorizations. A 10% supervision plus 10% overhead charge will be added to the cost of any Change Order and to the cost of any other work to be performed by Lessor in the Expansion Premises after Lessor's completion of The Work. If Lessee shall fail to approve any such Change Order within one (1) week, the same shall be deemed disapproved in all respects by Lessee and Lessor shall not be authorized to proceed thereon. Any increase in the cost of The Work or the change in The Work stated in a Change Order which results from Lessee's failure to timely approve and return said Change Order shall be paid by the Lessee. Lessee agrees to pay to Lessor the cost of any Change Order promptly upon receipt of an invoice for same. Similarly, any cost savings resulting from such Change Order(s) shall be credited to the Lessee.

8. If Lessee elects to use the architect suggested by Lessor, this architect becomes the Lessee's agent solely with respect to the plans, specifications and The Work. If any change is made after completion of schematic drawings and prior to completion of final construction documents which result in a Change Order and additional costs, such costs shall be the responsibility of the Lessee.

9. Prior to Lessee's occupancy of the Expansion Premises, Lessee shall identify and list any portion of The Work which does not conform to this Workletter Agreement ("Punch List"). The Lessor shall review with the Lessee all of the items so listed and correct or complete any portion of The Work which fails to conform to the requirements of this Workletter Agreement.

10. The terms contained in the Amendment (which include all exhibits attached thereto) constitute Lessor's agreement with Lessee with respect to the work to be performed by Lessor on Lessee's behalf. If the architectural drawings are in conflict with the terms of the Amendment, then the Lease shall be deemed the controlling document.

11. All materials and installations constructed for the Lessee within the Expansion Premises shall become the property of the Lessor upon installation. No refund, credit or removal of said items is to be permitted at the termination of the Lease. Items installed that are not integrated in any such way with other common building materials do not fall under this provision (e.g. shelving, furniture, etc.).

12. It is agreed that notwithstanding the date provided in the Lease for the Effective Date, the term applicable to the Expansion Premises shall not commence until Lessor has "substantially completed" all work to be performed by Lessor as hereinbefore set forth in Paragraph 3 above and as set forth in the Amendment; provided, however, that if Lessor shall be delayed in substantially completing said work as a result of:

        a. Lessee's failure to approve the plans and specifications in accordance with Paragraph 2 hereof; or

        b. Lessee's failure to furnish interior finish specifications, i.e., paint colors, carpet

                               Exhibit B - Page 2
                selection, etc., to Lessor by the fifth (5th) working day after Lessor has approved the plans and specifications submitted by Lessee referred to in Paragraph 2 hereof; or

        c. Lessee's request for materials, finishes or installations other than Lessor's Building Standard; or

        d.      Lessee's changes in The Work; or

        e. The performance of a person, firm, partnership or corporation employed by Lessee and the completion of the said work by said person, firm, partnership or corporation;

        then the Effective Date of the term of said Lease shall be accelerated by the number of days of such delay and Lessee's obligation to pay Fixed Basic Rent and Additional Rent shall commence as of such earlier date. As to matters described in clauses (a) - (e) above, Lessor shall advise Lessee of any delay that Lessor knows is reasonably likely to occur as a result of the matter described, within a reasonable time after Lessor becomes aware of such likelihood.

13. Lessor shall permit Lessee and its agents to enter the Expansion Premises prior to the Commencement Date in order that Lessee may perform through its own non-union contractors (or union contractor if required by Lessor) such other work and decorations as Lessee may desire at the same time Lessor's contractors are working in the Expansion Premises. The foregoing license to enter prior to the Commencement Date, however, is conditioned upon:

        a. Lessee's workmen and mechanics working in harmony and not interfering with the labor employed by Lessor, Lessor's mechanics or contractors or by any other Lessee or its mechanics or contractors; and

        b. Lessee providing Lessor with evidence of Lessee's contractors and subcontractors carrying such worker's compensation, general liability, personal and property insurance as required by law and in amounts no less than the amounts set forth in Article 30 of the Lease. If at any time such entry shall cause disharmony or interference therewith, this license may be withdrawn by Lessor upon forty-eight (48) hours written notice to Lessee. Such entry shall be deemed controlled by all of the terms, covenants, provisions and conditions of said Lease, except as to the covenant to pay Fixed Basic Rent and Additional Rent. Lessor shall not be liable in any way for any injury, loss or damage which may occur to any of Lessee's decorations or installations so made prior to the Effective Date, the same being solely at Lessee's risk.

14. No part of the Expansion Premises shall be deemed unavailable for occupancy by the Lessee, or shall any work which the Lessor is obligated to perform in such part of the Expansion Premises be deemed incomplete for the purpose of any adjustment of Fixed Basic Rent payable hereunder, solely due to the non-completion of details of construction, decoration or mechanical adjustments which are minor in character and the non-completion of which does not materially interfere with the Lessee's use of such part of the Expansion Premises.

15. Lessee is responsible for all costs related to the repairs and maintenance of any additional or supplemental HVAC systems, appliances and equipment installed to meet Lessee's specific requirements. Lessee shall purchase a service contract for this equipment so that the equipment is covered by such service contract each year of the term of the Lease and shall forward a copy of such contract to Lessor.

16. If construction is to occur in a space occupied by Lessee's employees, Lessee shall be liable for all costs associated with a delay if Lessee shall fail to comply with a submitted construction schedule to relocate personnel, furniture, or equipment. These costs shall include, but not be limited to the following:

        a.      cost of construction workers time wasted; and

        b.      cost of any overtime work necessary to meet schedule deadlines;
                and

                               Exhibit B - Page 3

        c.      any other costs associated with delays in final completion.

17. This workletter is based on the quantities and specifications listed herein. Any change to these specifications shall require the recalculation of the construction costs. Such recalculation shall not negate any other section of this Lease.

18. All sums payable by Lessee to Lessor in connection with this Exhibit B and any other work to be performed by Lessor within the Expansion Premises and billable to Lessee shall be deemed Additional Rent.

19. With respect to the construction work being conducted in or about the Expansion Premises, each party agrees to be bound by the approval and actions of their respective construction representatives. Unless changed by written notification, the parties hereby designate the following individuals as their respective construction representatives:

        FOR LESSOR:                           FOR LESSEE:

        ________________________________      Dave Mitchell
        c/o Mack-Cali Realty Corporation      The Medicines Company
        ________________________________      8 Campus Drive, Parsippany, NJ
        ________________________________      (973) 647-6069

                               Exhibit B - Page 4

                            SECOND AMENDMENT TO LEASE

1.      PARTIES

        1.1 THIS AGREEMENT made the 31st day of December, 2003 is between SYLVAN/CAMPUS REALTY L.L.C. ("Lessor") whose address is c/o Mack-Cali Realty Corporation, 11 Commerce Drive, Cranford, New Jersey 07016 and THE MEDICINES COMPANY ("Lessee"), whose address is 8 Campus Drive, Parsippany, New Jersey 07054.

2.      STATEMENT OF FACTS

        2.1 Lessor and Lessee previously entered into a Lease dated September 30, 2002, as amended by First Amendment to Lease dated June 30, 2003 (together, the "Lease") covering approximately 20,229 gross rentable square feet on the second (2nd) floor in the building located at 8 Campus Drive, Parsippany, New Jersey ("Building"); and

        2.2 Lessee desires to expand the office space subject to the Lease by leasing approximately 12,437 gross rentable square feet on the first (1st) floor of the Building ("Expansion Premises"), as shown on Exhibit A attached hereto and made a part hereof; and

        2.3 The parties desire to amend certain terms of the Lease as set forth below.

3.      AGREEMENT

                NOW, THEREFORE, in consideration of the terms, covenants and conditions hereinafter set forth, Lessor and Lessee agree as follows:

        3.1     The above recitals are incorporated herein by reference.

        3.2 All capitalized and non-capitalized terms used in this Agreement which are not separately defined herein but are defined in the Lease shall have the meaning given to any such term in the Lease.

        3.3 The Term applicable to the Expansion Premises shall commence on the Effective Date (as defined below) and shall terminate at 11:59 p.m. on January 31, 2013.

        3.4 The effective date applicable to the Expansion Premises shall be the earlier of (i) the day Lessor substantially completes the improvements to be made to the Expansion Premises in accordance with Exhibit B attached hereto and made part hereof and obtains a (temporary or final) certificate of occupancy for the Expansion Premises (if required by local law) or (ii) the date Lessee or anyone claiming under or through Lessee shall occupy the Expansion Premises (the "Effective Date").

        3.5 Lessor, at its sole cost and expense, shall perform the improvement work to the Expansion Premises in accordance with Exhibit B attached hereto and made part hereof.

        3.6 From and after the Effective Date, the following shall be effective:

                a. Lessor shall lease to Lessee and Lessee shall hire from Lessor the Expansion Premises as shown on Exhibit A attached hereto and made part hereof.

                b. The Premises shall be defined as approximately 32,666 gross rentable square feet consisting of 20,229 gross rentable square feet on the second (2nd) floor and 12,437 gross rentable square feet on the first (1st) floor of the Building and Paragraph 7 of the Preamble to the Lease and Exhibit A shall be deemed amended accordingly.

                c. Lessee shall pay Lessor Fixed Basic Rent applicable to the Expansion Premises which shall accrue as follows and Paragraph 10 of the Preamble to the Lease shall be deemed supplemented accordingly.

                        (i) commencing on the Effective Date through and including January 31, 2006, the Fixed Basic Rent applicable to the Expansion Premises shall be THREE HUNDRED FORTY-TWO THOUSAND SEVENTEEN AND 52/100 DOLLARS ($342,017.52) per annum, payable in advance on the first day of each and every calendar month in equal monthly installments of TWENTY-EIGHT THOUSAND FIVE HUNDRED ONE AND 46/100 DOLLARS ($28,501.46); and

                        (ii) commencing on February 1, 2006 through and including January 31, 2007, the Fixed Basic Rent applicable to the Expansion Premises shall be THREE HUNDRED FORTY-EIGHT THOUSAND TWO HUNDRED THIRTY-SIX AND 00/100 DOLLARS ($348,236.00) per annum, payable in advance on the first day of each and every calendar month in equal monthly installments of TWENTY-NINE THOUSAND NINETEEN AND 67/100 DOLLARS ($29,019.67); and

                        (iii) commencing on February 1, 2007 through and including January 31, 2008, the Fixed Basic Rent applicable to the Expansion Premises shall be THREE HUNDRED FIFTY-FOUR THOUSAND FOUR HUNDRED FIFTY-FOUR AND 50/100 DOLLARS ($354,454.50) per annum, payable in advance on the first day of each and every calendar month in equal monthly installments of TWENTY-NINE THOUSAND FIVE HUNDRED THIRTY-SEVEN AND 88/100 DOLLARS ($29,537.88); and

                        (iv) commencing on February 1, 2008 through and including January 31, 2009, the Fixed Basic Rent applicable to the Expansion Premises shall be THREE HUNDRED SIXTY THOUSAND SIX HUNDRED SEVENTY-THREE AND 00/100 DOLLARS ($360,673.00) per annum, payable in advance on the first day of each and every calendar month in equal monthly installments of THIRTY THOUSAND FIFTY-SIX AND 08/100 DOLLARS ($30,056.08); and

                        (v) commencing on February 1, 2009 through and including January 31, 2010, the Fixed Basic Rent applicable to the Expansion Premises shall be THREE HUNDRED SIXTY-SIX THOUSAND EIGHT HUNDRED NINETY-ONE AND 50/100 DOLLARS ($366,891.50) per annum, payable in advance on the first day of each and every calendar month in equal monthly installments of THIRTY THOUSAND FIVE HUNDRED SEVENTY-FOUR AND 29/100 DOLLARS ($30,574.29); and

                        (vi) commencing on February 1, 2010 through and including January 31, 2011, the Fixed Basic Rent applicable to the Expansion Premises shall be THREE HUNDRED SEVENTY-THREE THOUSAND ONE HUNDRED TEN AND 00/100 DOLLARS ($373,110.00) per annum, payable in advance on the first day of each and every calendar month in equal monthly installments of THIRTY-ONE THOUSAND NINETY-TWO AND 50/100 DOLLARS ($31,092.50); and

                        (vii) commencing on February 1, 2011 through and including January 31, 2012, the Fixed Basic Rent applicable to the Expansion Premises shall be THREE HUNDRED SEVENTY-NINE THOUSAND THREE HUNDRED TWENTY-EIGHT AND 50/100 DOLLARS ($379,328.50) per annum, payable in advance on the first day of each and every calendar month in equal monthly installments of THIRTY-ONE THOUSAND SIX HUNDRED TEN AND 71/100 DOLLARS ($31,610.71); and

                        (viii) commencing on February 1, 2012 through and including January 31, 2013, the Fixed Basic Rent applicable to the Expansion Premises shall be THREE HUNDRED EIGHTY-FIVE THOUSAND FIVE HUNDRED FORTY-SEVEN AND 00/100 DOLLARS ($385,547.00) per annum, payable in advance on the first day of each and every calendar month in equal monthly installments of THIRTY-TWO THOUSAND ONE HUNDRED TWENTY-EIGHT AND 92/100 DOLLARS ($32,128.92).

                        Notwithstanding the foregoing, Tenant shall be entitled to a credit against Fixed Basic Rent in the amount of $14,095.27 per month for the period commencing on the Effective Date through and including the first twelve
                        (12) months.

                d. Parking Spaces shall be increased by forty-seven (47) unassigned spaces, and Paragraph 14 of the Preamble to the Lease shall be deemed amended accordingly.

                e. Lessee shall pay Lessor the cost of electricity consumed within the Expansion Premises in accordance with Article 22 BUILDING STANDARD OFFICE ELECTRICAL SERVICE of the Lease.

                f. Lessee shall pay Lessor, as Additional Rent, Lessee's Percentage applicable to the Expansion Premises of the increased cost to Lessor for each of the categories set forth in Article 23 ADDITIONAL RENT.

                g. Lessee's Percentage applicable to the Expansion Premises shall be 5.78%.

                h. Base Period Costs with respect to the Expansion Premises (as defined herein) only shall be as follows and Paragraph 2 of the Preamble to the Lease shall be supplemented accordingly:

                        (A) Base Operating Costs: Those costs incurred for the Building and Office Building Area during the Calendar Year 2004.

                        (B) Base Real Estate Taxes: Those Real Estate Taxes incurred for the Building and Office Building Area during Calendar Year 2004.

                        (C) Base Utility and Energy Costs: Those costs incurred for the Building and Office Building Area during Calendar Year 2004.

        3.7     Article 54 of the Lease shall be applicable to the Expansion
                Premises.

        3.8 This Agreement shall not extend or otherwise amend the Term or Fixed Basic Rent applicable to the Premises as defined herein.

        3.9 No later than thirty (30) days after the determination of the Effective Date, the parties shall agree to memorialize the Effective Date in writing.

        3.10 Lessee represents and warrants to Lessor that no broker, other than Trammel Crow Company, brought about this transaction, and Lessee agrees to indemnify and hold Lessor harmless from any and all claims of any other broker claiming to have been engaged by Lessee in connection with negotiations of, or entering into of, this Agreement.

        3.11 Lessee hereby represents to Lessor that (i) except for any default which may exist as a result of the filing of certain liens against the Building, there exists no default under the Lease either by Lessor or Lessee; (ii) Lessee is entitled to no credit, free rent or other offset or abatement of the rents due under the Lease; and (iii) there exists no offset, defense or counterclaim to Lessee's obligation under the Lease.

        3.12 Except as expressly amended herein, the Lease, as amended, shall remain in full force and effect as if the same had been set forth in full herein, and Lessor and Lessee hereby ratify and confirm all of the terms and conditions thereof.

        3.13 This agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and permitted assigns.

        3.14 Each party agrees that it will not raise or assert as a defense to any obligation under the Lease or this Agreement or make any claim that the Lease or this Agreement is invalid or unenforceable due to any failure of this document to comply with ministerial requirements including, but not limited to, requirements for corporate seals, attestations, witnesses, notarizations, or other similar requirements, and each party hereby waives the right to assert any such defense or make any claim of invalidity or unenforceability due to any of the foregoing.

        IN WITNESS WHEREOF, Lessor and Lessee have hereunto set their hands and seals the date and year first above written, and acknowledge one to the other that they possess the requisite authority to enter into this transaction and to sign this Agreement.

LESSOR:                                          LESSEE:

SYLVAN/CAMPUS REALTY L.L.C.                      THE MEDICINES COMPANY

By:   Mack-Cali Realty, L.P., member

By:   Mack-Cali Realty Corporation, its general
      partner

By:   s/ Michael K. Nevins                       By:   s/ Steven H. Koehler
      ----------------------------                     -------------------------
      Michael K. Nevins                                Name: Steve H. Koehler
      Vice President - Leasing                         Title: CFO

                                    EXHIBIT A

                              LOCATION OF PREMISES

                    [Schematic diagram of expansion premises]

                                    EXHIBIT B

RE: Workletter Agreement for office space on the first (1st) floor at 8 Campus Drive, Parsippany, New Jersey.

                                                           December 31, 2003

LESSEE:

THE MEDICINES COMPANY

You ("Lessee") and we ("Lessor") are executing simultaneously with this Workletter Agreement a written lease amendment ("Amendment"), covering the space referred to above, as more particularly described in the Amendment ("Expansion Premises").

To induce Lessee to enter into the Amendment (which is hereby incorporated by reference) and in consideration of the covenants hereinafter contained, Lessor and Lessee mutually agree as follows:

1. Lessor shall have its architect prepare the following architectural and mechanical drawings and specifications based upon the sketch layout supplied to Lessor by Lessee, attached hereto and made a part hereof, upon full execution of this Amendment.

        a. Architectural drawings and specifications for Lessee's partition layout, reflected ceiling, placement of electrical outlets and other installations for the work to be done by Lessor.

        b. Mechanical plans and specifications where necessary for installation of air conditioning systems, ductwork and heating.

        All such plans and specifications are expressly subject to Lessor's written approval, which Lessor covenants it will not unreasonably withhold.

2. Lessor agrees to cause the partition plan, electrical plan and the reflected ceiling plan to be delivered to Lessee on or before the fifteenth (15th) day after Lessee's approved sketch layout. Lessee agrees to approve said plans by initialing and returning same to Lessor within five (5) days of receipt of each plan. Upon approval of the plans initialed by Lessee, Lessor shall file said plans with the appropriate governmental agencies.

3. Lessor agrees, at its expense and without charge to Lessee (unless otherwise provided), to do the work in the Expansion Premises as shown on the plans attached hereto and described on the "Description of Materials" schedule attached hereto; which shall hereinafter be referred to as "The Work". The Work shall include Lessor's general conditions and overhead amounts indicated on the Description of Materials. "Building Standard" shall mean the type and grade of material, equipment and/or device designated by Lessor as standard for the Building. All items are Building Standard unless otherwise noted. The provisions of Article 6 of the Lease shall apply to any alterations made to the Expansion Premises after the initial work to be performed therein.

4. Lessor has estimated the cost of The Work based upon the plans, specifications and Description of Materials attached hereto. If the cost of The Work shall exceed $310,925.00, the amount in excess of $310,925.00 shall be deemed Additional Rent and paid by Lessee as follows: (i) fifty percent (50%) upon Lessee's execution and delivery of this Amendment and (ii) fifty percent (50%) upon Lessor's substantial completion of The Work and prior to Lessee's occupancy of the Expansion Premises. If the cost of The Work is less than $310,925.00, the amount by which the cost of The Work is less than $310.925.00 shall be credited in payment of the Fixed Basic Rent applicable to the Expansion Premises in the order in which such Fixed Basic Rent shall become due. All subcontracts which exceed $10,000.00 in cost will be competitively bid by at least three (3) subcontractors. Lessee's construction representative identified in Paragraph 19 of this Exhibit B shall be given notice of and the opportunity to participate in progress meetings with respect to The Work.

5. All low partitioning, workstation modules and prefabricated partition systems shall be furnished and installed by Lessee.

6. The installation or wiring of telephone and computer (data) outlets is not part of The Work. Lessee shall bear the responsibility to provide its own telephone and data systems at Lessee's sole cost and expense. Upon expiration or sooner termination of the Lease, Lessee shall remove all telephone and data equipment and wiring from the Expansion Premises and the Building risers upon vacation of same.

7. Changes in The Work, if necessary or requested by the Lessee, shall be accomplished after submission of Lessee's final approved sketch layout, and without invalidating any part of the Lease or Workletter Agreement, by written agreement between Lessor and Lessee hereinafter referred to as a Change Order. Each Change Order shall be prepared by Lessor and signed by both Lessee and Lessor stating their agreement upon all of the following:

        a.      The scope of the change in The Work; and

        b.      The cost of the change; and

        c.      Manner in which the cost will be paid or credited; and

        d. The estimated extent of any adjustment to the Effective Date (if any) as a result of the change in The Work.

                Each and every Change Order shall be signed by Lessor's and Lessee's respective construction representatives. In no event shall any Change Order(s) be permitted without such authorizations. A 10% supervision plus 10% overhead charge will be added to the cost of any Change Order. If Lessee shall fail to approve any such Change Order within one (1) week, the same shall be deemed disapproved in all respects by Lessee and Lessor shall not be authorized to proceed thereon. Any increase in the cost of The Work or the change in The Work stated in a Change Order which results from Lessee's failure to timely approve and return said Change Order shall be paid by the Lessee. Lessee agrees to pay to Lessor the cost of any Change Order promptly upon receipt of an invoice for same. Similarly, any cost savings resulting from such Change Order(s) shall be credited to the Lessee.

8. If any change is made after completion of schematic drawings and prior to completion of final construction documents which result in a Change Order and additional costs, such costs shall be the responsibility of the Lessee.

9. Prior to Lessee's occupancy of the Expansion Premises, Lessee shall identify and list any portion of The Work which does not conform to this Workletter Agreement ("Punch List"). The Lessor shall review with the Lessee all of the items so listed and correct or complete any portion of The Work which fails to conform to the requirements of this Workletter Agreement.

10. The terms contained in the Amendment (which include all exhibits attached thereto) constitute Lessor's agreement with Lessee with respect to the work to be performed by Lessor on Lessee's behalf. If the architectural drawings are in conflict with the terms of the Amendment, then the Lease shall be deemed the controlling document.

11. All materials and installations constructed for the Lessee within the Expansion Premises shall become the property of the Lessor upon installation. No refund, credit or removal of said items is to be permitted at the termination of the Lease. Items installed that are not integrated in any such way with other common building materials do not fall under this provision (e.g. shelving, furniture, etc.).

12. It is agreed that notwithstanding the date provided in the Lease for the Effective Date, the term applicable to the Expansion Premises shall not commence until Lessor has "substantially completed" all work to be performed by Lessor as hereinbefore set forth in Paragraph 3 above and as set forth in the Amendment; provided, however, that if Lessor shall be delayed in substantially completing said work as a result of:

        a. Lessee's failure to approve the plans and specifications in accordance with Paragraph 2 hereof; or

        b. Lessee's failure to furnish interior finish specifications, i.e., paint colors, carpet selection, etc., to Lessor by the fifth (5th) working day after Lessor has approved the plans and specifications submitted by Lessee referred to in Paragraph 2 hereof; or

        c. Lessee's request for materials, finishes or installations other than Lessor's Building Standard; or

        d.      Lessee's changes in The Work; or

        e. The performance of a person, firm, partnership or corporation employed by Lessee and the completion of the said work by said person, firm, partnership or corporation;

        then the Effective Date of the term of said Lease shall be accelerated by the number of days of such delay and Lessee's obligation to pay Fixed Basic Rent and Additional Rent shall commence as of such earlier date. As to matters described in clauses (a) - (e) above, Lessor shall advise Lessee of any delay that Lessor knows is reasonably likely to occur as a result of the matter described, within a reasonable time after Lessor becomes aware of such likelihood. If Lessee causes any delay in the Effective Date by reason of any act and/or omission of Lessor or its agents, then such delay by Lessee shall not result in an acceleration of the Effective Date as set forth above.

13. Lessor shall permit Lessee and its agents to enter the Expansion Premises prior to the Commencement Date in order that Lessee may perform through its own non-union contractors (or union contractor if required by Lessor) such other work and decorations as Lessee may desire at the same time Lessor's contractors are working in the Expansion Premises. The foregoing license to enter prior to the Commencement Date, however, is conditioned upon:

        a. Lessee's workmen and mechanics working in harmony and not interfering with the labor employed by Lessor, Lessor's mechanics or contractors or by any other Lessee or its mechanics or contractors; and

        b. Lessee providing Lessor with evidence of Lessee's contractors and subcontractors carrying such worker's compensation, general liability, personal and property insurance as required by law and in amounts no less than the amounts set forth in Article 30 of the Lease. If at any time such entry shall cause disharmony or interference therewith, this license may be withdrawn by Lessor upon forty-eight (48) hours written notice to Lessee. Such entry shall be deemed controlled by all of the terms, covenants, provisions and conditions of said Lease, except as to the covenant to pay Fixed Basic Rent and Additional Rent. Lessor shall not be liable in any way for any injury, loss or damage which may occur to any of Lessee's decorations or installations so made prior to the Effective Date, the same being solely at Lessee's risk.

14. No part of the Expansion Premises shall be deemed unavailable for occupancy by the Lessee, nor shall any work which the Lessor is obligated to perform in such part of the Expansion Premises be deemed incomplete for the purpose of any adjustment of Fixed Basic Rent payable hereunder, solely due to the non-completion of details of construction, decoration or mechanical adjustments which are minor in character and the non-completion of which does not materially interfere with the Lessee's use of such part of the Expansion Premises.

15. Lessee is responsible for all costs related to the repairs and maintenance of any additional or supplemental HVAC systems, appliances and equipment installed to meet Lessee's specific requirements. Lessee shall purchase a service contract for this equipment so that the equipment is covered by such service contract each year of the term of the Lease and shall forward a copy of such contract to Lessor.

16. If construction is to occur in a space occupied by Lessee's employees, Lessee shall be liable for all costs associated with a delay if Lessee shall fail to comply with a submitted construction schedule to relocate personnel, furniture, or equipment. These costs shall include, but not be limited to the following:

        a.      cost of construction workers time wasted; and

        b.      cost of any overtime work necessary to meet schedule deadlines;
                and

        c.      any other costs associated with delays in final completion.

17. This workletter is based on the quantities and specifications listed herein. Any change to these specifications shall require the recalculation of the construction costs. Such recalculation shall not negate any other section of this Lease.

18. All sums payable by Lessee to Lessor in connection with this Exhibit B and any other work to be performed by Lessor within the Expansion Premises and billable to Lessee shall be deemed Additional Rent.

19. With respect to the construction work being conducted in or about the Expansion Premises, each party agrees to be bound by the approval and actions of their respective construction representatives. Unless changed by written notification, the parties hereby designate the following individuals as their respective construction representatives:

        FOR LESSOR:                           FOR LESSEE:

        JIM CORRIGAN                          Dave Mitchell
        c/o Mack-Cali Realty Corporation      The Medicines Company
        6 CAMPUS DRIVE                        8 Campus Drive, Parsippany, NJ
        PASIPPANY, NJ                         (973) 647-6069